Exhibit 1.1
BT Group

Articles of Association of BT Group plc
October 2009

Certificate of Incorporation
on Change of Name and
Re-Registration of a Private
Company as a Public Company
Company No. 4190816
The Registrar of Companies for England and Wales
hereby certifies that
Newgate Telecommunications Limited
formerly registered as a private company having changed
its name and having this day been re-registered under the
Companies Act 1985 as a public limited company is now
incorporated under the name of
BT Group plc
and that the company is limited.
Given at Companies House, London, the 11th September 2001.
A SHAH
For the Registrar of Companies.

Certificate of Incorporation
of a Private Limited Company
Company No. 4190816
The Registrar of Companies for England and Wales
hereby certifies that
Newgate Telecommunications Limited
is this day incorporated under the Companies Act 1985
as a private company and that the company is limited.
Given at Companies House, London, the 30th March 2001.
JENNIFER KING
For the Registrar of Companies.

Contents of the
Articles of Association

Article No(s)	Subject	Page No(s)

1	Preliminary Article	9
2-3	General Meetings	9
4-5	Notice of General Meetings	9
6-11	Proceedings at General Meetings	11
12-16	Voting at General Meetings	14
17-21	Shareholders’ Voting Rights	15
22-26	Proxies	17
27	Company Representatives	19
28-29	Directors	19
30-34	Appointment and Removal of Directors	20
35-37	Rotation of Directors	21
38	Disqualification of Directors	22
39-42	Remuneration of Directors	22
43-51	Board Meetings	24
52-53	Board Committees	26
54-58	Directors’ Interests	27
59-67	Directors’ Management Powers	31
68-69	Directors’ Borrowing Powers	34
70	Liability	36
71-75	Shares	36
76-79	Changing Share Capital	38
80-82	Share Rights	39
83-84	Share Certificates	41
85-86	Transferring Shares	42
87-91	People Automatically Entitled to Shares by Law	43
92	Shareholders who Cannot be Traced	44
93-101	Dividends	45
102	Scrip Dividends	48
103-111	Communications with shareholders	50
112-113	Auditor	53
114	Secretary	53
115	Seals	54
116-117	Documents	55
118-120	Indemnity, Insurance and Defence expenditure	56
121-123	Reserves	58
124-126	Accounts	59
127	Winding Up	60
128	Interpretation	60

Words defined within a specific article or at the end of the Articles are printed in bold.
After the Articles there is an explanation of terms which explains various words and expressions used in the Articles. These are printed in italics.
Articles of Association
of BT Group plc
Company No. 4190816
(Adopted by a special resolution passed on 15 July 2009 with effect from 1 October 2009)
Preliminary Article
1.	Standard regulations do not apply

Any regulations made under the legislation containing standard articles of association do not apply to BT.
General Meetings
2.	Annual General Meetings

Every year BT must hold an Annual General Meeting, in addition to any other General Meetings which are held in the year. The notice calling the meeting must say that the meeting is the Annual General Meeting. BT must hold an Annual General Meeting within six months of BT’s accounting reference date. The Board will decide when and where to hold the Annual General Meeting.

3.	General Meetings

The Board can decide to call a General Meeting at any time.
Notice of General Meetings
4.	Notice of meetings

4.1.	At least 21 clear days’ written notice must be given for every Annual General Meeting. For every other General Meeting, at least 14 clear days’ written notice must be given.

4.2.	A notice of meeting must state:
•	where the meeting is to be held;

•	the date and time of the meeting;

•	the general nature of any special business to be dealt with at the meeting;

•	whether a resolution will be proposed as a special resolution; and

•	that a shareholder who can attend, speak and vote can appoint one or more proxies (who need not be shareholders) to attend, speak and vote for them.
4.3.	Notices of meetings must be given to the shareholders, unless the Articles or the rights of the shares say they are not entitled to receive them from BT. However, the Board can decide that only people who are entered on the Register at the close of business on a particular day are entitled to receive the notice. The Board can choose that day so long as it falls not more than 21 days before the notice is sent. Notice must also be given to the Auditor and the Board.

4.4.	The Board can specify in the notice of meeting a time by which a person must be entered on the Register in order to have the right to attend or vote at the meeting. The time specified must not be more than 48 hours before the time fixed for the meeting.

4.5.	If BT cannot call a General Meeting by sending notices by post or by using electronic means, because the postal system or electronic means of communication in the United Kingdom are generally suspended or restricted, notice of the meeting will be treated as being given to shareholders affected by the suspension or restriction by advertisement in at least two United Kingdom national newspapers. Notice given in this way will be treated as being given to affected shareholders who are entitled to receive it at midday on the day when the last advertisement appears in the newspapers. In any such case, BT must:
•	if it is possible, make the notice available on its website from the date of the advertisement until the end of the General Meeting or any adjournment of the meeting; and

•	if it becomes generally possible to use the postal system or electronic means again more than 14 days before the meeting send confirmation of the notice by post or electronic means.
5.	Moving or postponing meetings at short notice

If the Board consider that it is impractical, or undesirable, to hold a General Meeting on the date or at the time or place stated in the notice of meeting, they can change the place of, or postpone, the meeting, or do both of these things. Notice of the business of the meeting does not need to be given again. The Board must take reasonable steps to ensure that a shareholder trying to attend the meeting at the original date, time and place is informed of the new arrangements. If a meeting is rearranged in this way, proxy appointments can be made, in the way required by Articles 22 to 25, until 48 hours before the rearranged meeting. The Board can also change the place of, or postpone, the rearranged meeting, or do both, under this Article.

Proceedings at General Meetings
6.	Chairman of meetings

6.1.	The chairman of the Board will be the chairman at every General Meeting.

6.2.	If BT does not have a chairman, or if the chairman is not present, willing and able to chair the meeting, the deputy chairman will chair the meeting.

6.3.	If BT does not have a chairman or a deputy chairman, or if neither the chairman nor the deputy chairman is present, willing and able to chair the meeting, after waiting 15 minutes from the time that the meeting is due to start, the directors who are present will choose one of the directors to act as chairman. If there is only one director present, that director, if willing, will be chairman. If no director is present and willing, the Secretary, if present and willing, will be chairman.

6.4.	If there is no director or Secretary present, willing and able to chair the meeting, after waiting 15 minutes from the time that the meeting is due to start, the shareholders and proxies who are present and entitled to vote will pass an ordinary resolution to elect a shareholder or proxy to act as chairman.

6.5.	Nothing in the Articles is intended to restrict or exclude any of the powers or rights of a chairman of a meeting which are given by law.

6.6.	The decision of the chairman on points of order, matters of procedure or arising incidentally out of the business of a General Meeting is conclusive, as is the chairman’s decision, acting in good faith, on whether a point or matter is of this nature.

7.	Security and other arrangements at meetings

7.1.	The chairman of a meeting or the Secretary can take any action they consider appropriate:
•	for proper and orderly conduct at a General Meeting; or

•	so that the meeting reflects the wishes of the majority.
7.2.	The Board can ask shareholders or proxies wanting to attend a General Meeting to submit to searches or other security arrangements which the Board think are appropriate. The Board can, in their discretion, refuse entry to, or remove from, a General Meeting a shareholder or proxy who does not submit to those searches or comply with those security arrangements.

8.	Meeting in different places

8.1.	Subject to the legislation and the rest of the Articles, every shareholder can attend a General Meeting in person or by proxy. Where the General Meeting is to be held at more than one place, a shareholder or proxy prevented from attending at one place can attend and participate at another place.

8.2.	The Board can make arrangements that they, in their discretion, think appropriate to:
•	regulate the number of people attending at a place where a General Meeting (or adjournment) is to be held;

•	ensure the safety of people attending at that place; or

•	enable attendance at that meeting (or adjournment);
and can change those arrangements at any time. The arrangements can include (without limitation) the issue of tickets or the use of a random method of selection.
8.3.	In the case of a General Meeting to which these arrangements apply, the Board can, when specifying the place of the meeting:
•	direct that the meeting will be held at a place identified in the notice at which the chairman of the meeting will attend (the ‘Main Meeting Place’); and

•	make arrangements for simultaneous attendance and participation at other places (whether by electronic means or otherwise) by shareholders and proxies entitled to attend the meeting but excluded from it under this Article or who want to attend at one of the other places.
The notice of meeting does not have to give details of any arrangements under this Article.

8.4.	Subject to Article 8.1, arrangements for simultaneous attendance can include arrangements for regulating the number of people attending at any other places.

8.5.	In the Articles (unless the context requires otherwise) the shareholders will be treated as meeting in the Main Meeting Place.

8.6.	The Board’s powers and discretions under this Article are delegated to the chairman at a General Meeting.

9.	Quorum

9.1.	Before a General Meeting starts any business, there must be a quorum present. If not, the meeting cannot carry out any business but can choose a person to chair the meeting. The quorum is two people who are entitled to vote. They can be shareholders or proxies or a combination of both.

9.2.	This Article applies if a quorum is not present within 20 minutes after the time fixed for a General Meeting to start or within any longer period which the chairman decides. If the meeting was called by shareholders, it is cancelled. Any other meeting is adjourned to any date, time and place stated in the notice of meeting. If the notice does not provide for this, the meeting is adjourned to a date, time and place decided by the chairman.

10.	Adjourning meetings

10.1.	The chairman of a meeting can adjourn the meeting, before or after it has started, if the chairman considers that:
•	there is not enough room for the number of shareholders and proxies who want to attend the meeting;

•	the behaviour of anyone present prevents, or is likely to prevent, the business of the meeting being carried out in an orderly way; or

•	an adjournment is necessary for any other reason, so that the business of the meeting can be properly carried out.
The chairman can adjourn the meeting for any of these reasons to a date, time and place which the chairman decides, or indefinitely. The chairman does not need the consent of the meeting to do this.

10.2.	The chairman of a meeting can adjourn a meeting which has a quorum present if the meeting agrees. The chairman may adjourn the meeting if the meeting directs this. The adjournment can be to a date, time and place which the chairman decides, or indefinitely.

10.3.	If a meeting is adjourned indefinitely, the Board will decide the date, time and place of the adjourned meeting. Meetings can be adjourned more than once.

10.4.	If a meeting is adjourned for 60 days or more, at least seven days’ notice must be given for the adjourned meeting in the same way as was required for the original meeting, including notice of the business to be considered there. If a meeting is adjourned for less than 60 days, there is no need to give notice of the adjourned meeting, or of the business to be considered there.

10.5.	A reconvened meeting can only deal with business that could have been dealt with at the meeting which was adjourned.

11.	Amending resolutions

11.1.	The chairman can propose amendments to an ordinary or special resolution if they are amendments to correct an obvious error in the resolution.

11.2.	No other amendments can be proposed to a special resolution.

11.3.	Amendments to an ordinary resolution which are within the scope of the resolution can be proposed if written notice of the proposed amendment is received at the Registered Office addressed to the Secretary at least three clear business days before the day fixed for the meeting or adjourned meeting.

11.4.	If the chairman, acting in good faith, rules an amendment out of order, an error in that ruling will not affect the validity of a vote on the original resolution.

Voting at General Meetings
12.	How votes are taken

12.1.	If a resolution is put to the vote at a General Meeting, it will be decided by a show of hands, unless a poll is demanded as soon as, or before, the result of the show of hands is declared by the chairman. A poll can be demanded by:
•	the chairman of the meeting;

•	at least five shareholders at the meeting who are entitled to vote (or their proxies); or

•	one or more shareholders at the meeting who are entitled to vote (or their proxies) and who have, between them, at least 10 per cent of the total votes of all shareholders who have the right to vote at the meeting.
The chairman of the meeting can also demand a poll before all, some or any of the resolutions are put to the vote on a show of hands.

12.2.	A demand for a poll can be withdrawn if the chairman agrees to this. If a poll is demanded, and this demand is then withdrawn, a declaration by the chairman of the result of a vote by a show of hands on that resolution, which was made before the poll was demanded, will stand.

13.	How polls are taken

13.1.	The chairman of the meeting can decide where, when and how a poll will be taken. The result will be treated as the decision of the meeting where the poll was demanded, even if the poll is taken after the meeting.

13.2.	The chairman can:
•	decide that a ballot, electronic voting, voting papers or tickets will be used;

•	appoint one or more scrutineers (who need not be shareholders);

•	adjourn the meeting to a date, time and place which the chairman decides for the result of the poll to be declared; or

•	declare the result of the poll or decide how it should be declared.
13.3.	A shareholder can vote either in person or by proxy on a poll. If a shareholder votes on a poll, they do not have to use all of their votes or cast all their votes in the same way.

14.	Timing of polls

A poll can be taken either at the meeting or within three months. No notice is required for a poll.

15.	Meetings continue after poll demanded

A demand for a poll on a particular matter does not stop a meeting from continuing and dealing with other matters. But once all these matters have been dealt with, the meeting is treated as having ended immediately after the poll has been taken, even though the result of the poll is to be worked out and announced later.

16.	Effect of declaration by chairman

The following applies when there is a vote on a show of hands and no poll is demanded or a demand for a poll is withdrawn. Any of the following declarations about a resolution by the chairman of the meeting is conclusive proof that it has been:
•	passed or not passed; or

•	passed with a particular majority.
An entry in respect of this kind of declaration in the minutes of the meeting is also conclusive evidence of that fact. There is no need to prove the number or proportion of votes recorded for or against a resolution.
Shareholders’ Voting Rights
17.	Votes of shareholders

Where there is a vote on a show of hands, a shareholder present at a meeting in person or by proxy has one vote. Where there is a poll, a shareholder present in person or by proxy has one vote for every share which they hold or represent. This is subject to any special rights or restrictions which are given to a class of shares and to the Articles.

18.	Failure to comply with notice under section 793 of the Companies Act

18.1.	This Article applies if a shareholder, or a person appearing to be interested in shares (within the meaning of Part 22 of the Companies Act) held by that shareholder, has:
•	been sent a notice under section 793 of the Companies Act requiring information about interests in shares; and

•	failed to supply to BT the required information within 14 days after delivery of that notice.
Then, unless the Board decide otherwise, the shareholder is not entitled to:
•	attend or vote either in person or by proxy at a shareholders’ meeting; or

•	exercise any other right in relation to shareholders’ meetings as holder of any shares in BT.
These restrictions end seven days after the earlier of the date on which:
•	the shareholder complies with the notice to BT’s satisfaction; and

•	BT receives written notice that there has been an approved transfer of the shares.

18.2.	A person who obtains shares subject to restrictions under Article 18.1 is subject to the same restrictions, unless the transfer was:
•	an approved transfer; or

•	made by a shareholder who was not in default in supplying the information required by the notice under Article 18.1.
18.3.	In this Article a person is treated as appearing to be interested in any shares if the shareholder holding those shares has been sent a notice under section 793 of the Companies Act and:
•	the shareholder has named that person as being so interested; or

•	(after taking into account the response of the shareholder to the notice and any other relevant information) the Board knows or reasonably believes that the person in question is or may be interested in the shares.
18.4.	In this Article a transfer of shares is an approved transfer if:
•	it is a transfer of shares to an offeror under an acceptance of a takeover offer; or

•	the Board are satisfied that the transfer is a genuine sale of the whole of the beneficial ownership of the shares to a person who is not connected with the shareholder or with a person appearing to be interested in the shares. This includes such a sale made through the London Stock Exchange or any other stock exchange on which BT’s shares are normally traded.
19.	Votes of joint shareholders

If more than one joint shareholder votes, the only vote which will count is the vote of the first shareholder listed on the Register for the share. This also applies if the shareholders vote by proxy.

20.	Votes of shareholders who are unable to manage their affairs

This Article applies where a:
•	shareholder is unable to manage their affairs; and

•	court which claims jurisdiction to protect people who are unable to manage their affairs has made an order about the shareholder.
The people appointed by the court to act for the shareholder can vote for the shareholder and exercise other rights at General Meetings. This includes appointing a proxy, voting on a show of hands and voting on a poll. However, it only applies if any evidence which the Board requires of their authority to do these things is delivered to the Registered Office or any other place the Board specify for delivery of proxy forms at least 48 hours before the relevant meeting (or adjourned meeting).

21.	Challenging votes

An objection to the right of a person to vote must be made at the meeting (or adjourned meeting) at which the vote is cast. If a vote is not disallowed at a meeting, it is valid for all purposes. An objection must be raised with the chairman of the meeting. The chairman’s decision is conclusive.

Proxies
22.	Appointment of proxies

22.1.	A shareholder is entitled to appoint a proxy or (subject to Article 23) proxies to exercise all or any of the shareholder’s rights to attend, speak and vote at General Meetings.

22.2.	A proxy is appointed by using a proxy form or in any other way, and subject to any terms and conditions, the Board decide. For example, the Board can decide that a proxy can be appointed using electronic means or by means of a website.

22.3.	A proxy need not be a shareholder.

23.	Multiple proxies

A shareholder can appoint more than one proxy. However, each proxy must be appointed to exercise rights in respect of a different share or shares held by the shareholder.

24.	Form of Proxy

24.1.	A proxy form:
•	must be in writing; and

•	can be in any form which is commonly used or in any other form the Board approve.
24.2.	A proxy form given by:
•	an individual must be signed by the individual or an attorney who is authorised to act on behalf of the individual or authenticated in accordance with Article 104; and

•	a company must be sealed with the company’s seal or signed by an officer of the company or an attorney who is authorised to act on behalf of the company or authenticated in accordance with Article 104.
Any signature on or authentication of an appointment need not be witnessed.

25.	Receipt of proxies

25.1.	A proxy form must be received at the place or address stated in the notice of meeting or proxy form or in any invitation contained in an electronic form to appoint a proxy or, if no place or address is stated, at the Registered Office. If the Board decide that a proxy can be appointed in any other way, notice of the appointment must be received as the Board specify.

25.2.	Notices of appointments of proxies must be received at least:
•	48 hours before a meeting or adjourned meeting;

•	24 hours before a poll is taken, if the poll is taken more than 48 hours after it was demanded; or

•	48 hours before a meeting or adjourned meeting, if the poll is taken within 48 hours after the meeting or adjourned meeting.
In calculating the periods in this Article, the Board can decide to exclude any part of any day which is not a business day.

25.3.	If a proxy form is signed or authenticated in accordance with Article 104, the power of attorney or other authority relied on to appoint a proxy, or a copy which has been certified by a solicitor or notary, must be registered with BT, together with any proxy form or in any other way that the Board specify, unless this has already been done. These documents must be received by the deadline which applies to notices of appointments of proxies under Article 25.2. The Board may decide to disapply the requirements in this Article 25.3 in relation to a proxy form or the appointment of a proxy made under the second sentence of Article 25.1.

25.4.	In relation to any shares in uncertificated form, the Board can:
•	permit a proxy to be appointed by electronic means in the form of an uncertificated proxy instruction;

•	permit any supplement to, or amendment or withdrawal of this instruction by a further uncertificated proxy instruction;

•	decide the method of determining the time when any uncertificated proxy instruction is to be treated as received by BT; and

•	treat any instruction of this kind which appears or claims to be sent on behalf of the shareholder as conclusive evidence that the person sending the instruction is authorised to send it on behalf of that shareholder.
25.5.	If this Article is not complied with, the proxy will not be able to act for the person who appointed them.

25.6.	If a proxy for several meetings has been properly appointed for a meeting or adjourned meeting, the proxy does not need to be appointed again for a later meeting which the appointment covers. A proxy form will be valid for any adjournment of the meeting or meetings to which it relates and for any vote on a show of hands or any poll demanded at that meeting or adjourned meeting.

25.7.	If more than one proxy is appointed in respect of the same share to act at the same meeting, only the last appointment received will be treated as valid (regardless of when it was signed or by what means it was submitted). If BT does not know which is the last appointment, BT can decide which appointment to treat as valid or whether any of them are valid and its decision will be conclusive.

25.8.	A shareholder can attend, vote and speak at a General Meeting or on a poll even if they have appointed a proxy to attend, vote and speak at that meeting or on that poll.

26.	Termination of proxies

26.1.	A vote cast by a proxy in the way authorised by their appointment and a demand for a poll made by a proxy will be valid even though the shareholder who appointed the proxy has:
•	died or is unable to manage their affairs;

•	terminated the appointment; or

•	terminated the authority of the person who made the appointment.
However, this does not apply if written notice of any of these events has been received in any way specified for the appointment of proxies:
•	48 hours before the meeting or adjourned meeting;

•	24 hours before the poll is taken, if the poll is taken more than 48 hours after it was demanded; or

•	48 hours before a meeting or adjourned meeting, if the poll is taken within 48 hours after the meeting or adjourned meeting.
In calculating the periods in this Article, the Board can decide to exclude any part of any day which is not a business day.

26.2.	The appointment of a proxy will cease to be valid 12 months after the date the proxy form was signed or authenticated or notice of the appointment was received. However, the appointment is still valid at an adjourned meeting or on a poll demanded at a meeting or adjourned meeting, if the original meeting was first held within the 12 month period.
Company Representatives
27.	Appointment of company representatives

Subject to the legislation, a company which is a shareholder can, by resolution of its directors or other governing body, authorise a person or several people to act as its representative or representatives at a General Meeting. Each of those people is called a company representative.
Directors
28.	Number of directors

There must be at least two directors. The shareholders can vary this minimum and/or decide or vary a maximum number of directors by passing an ordinary resolution.

29.	Directors need not be shareholders

A director need not be a shareholder. A director who is not a shareholder is still entitled to receive notice of and attend and speak at shareholders’ meetings.

Appointment and Removal of Directors
30.	People who can be directors

Only the following people can be elected as directors at a General Meeting:
•	a director who is retiring at the meeting;

•	a person who is recommended by the Board; and

•	a person who has been proposed in the following way. A shareholder who is entitled to attend and vote at the meeting (other than the proposed director) must deliver to BT a notice in writing, signed or authenticated in accordance with Article 104 by the shareholder. The notice must state that they intend to propose the person for election and whether the person is proposed as an additional director or to replace a director who is retiring or being removed. This notice must be delivered not less than seven nor more than 42 days before the date of the meeting. The person to be proposed must deliver to BT with the notice a confirmation in writing, signed or authenticated in accordance with Article 104 by the person to be proposed that they are willing to be elected.
31.	Filling vacancies and appointing or electing additional directors

31.1.	The Board can appoint a person as an additional director or as a replacement for another director. A director appointed in this way automatically retires at the first Annual General Meeting after their appointment. At this Annual General Meeting they can be elected by the shareholders as a director.

31.2.	Subject to Article 30, the shareholders can elect a person proposed as an additional director or to replace another director by passing an ordinary resolution.

31.3.	Additional directors can only be appointed or elected under this Article within any maximum number of directors which applies under Article 28 (including any variation of that maximum approved by an ordinary resolution of shareholders).

32.	Removing and electing directors by ordinary resolution

32.1.	The shareholders can pass an ordinary resolution to remove a director, even though the director‘s time in office has not ended. This applies despite anything else in the Articles or in any agreement between BT and the director. Special notice of the resolution must be given to BT as required by the legislation. If a director is removed in this way, it will not affect any claim which the director has for damages for breach of any contract of service.

32.2.	Subject to Article 30, the shareholders can elect a person to replace a director who has been removed in this way by passing an ordinary resolution. A person elected under this Article to replace a director who has been removed retires by rotation under Article 35 when the director replaced would have been due to retire. If no director is elected under this Article, the vacancy can be filled under Article 31.

33.	Electing two or more directors

A single resolution for the election of two or more directors is void unless the shareholders approve the putting of the resolution in this form first by a vote taken at the General Meeting with no votes cast against.

34.	Directors can act if there are vacancies

Even if one or more director(s) has stopped being a director, the remaining director(s) can continue to act. If the number of director(s) falls below the minimum which applies under Article 28 (including any variation of that minimum approved by an ordinary resolution of shareholders), the remaining director(s) can only:
•	appoint further director(s) to make up the shortfall; or

•	convene a General Meeting.
If no director(s) are willing or able to act under this Article, any two shareholders can call a General Meeting to elect director(s).
Rotation of Directors
35.	Retiring by rotation

At every Annual General Meeting any director who was elected or last re-elected a director at or before the Annual General Meeting held in the third year before the current year must retire by rotation.

36.	Re-electing directors who retire by rotation

At the General Meeting at which a director retires by rotation the shareholders can pass an ordinary resolution to re-elect the director or, if Article 30 has been complied with, to elect some other eligible person in the director’s place.

The retiring director is treated as re-elected unless:
•	the meeting expressly resolves not to elect a director to fill the vacancy;

•	the director has told BT in writing that the director does not want to be re-elected;

•	a resolution to re-elect the director is put to the meeting and lost; or

•	any maximum number of directors which applies under Article 28 (including any variation of that maximum approved by an ordinary resolution of shareholders) would be exceeded.

37.	When a director retires

A director retiring at a General Meeting retires at the end of that meeting or (if earlier) when a resolution is passed to elect another person in the director’s place or when a resolution to re-elect the director is put to the meeting and lost. Where a retiring director is re-elected (or treated as re-elected under Article 36) the retiring director continues as a director without a break.
Disqualification of Directors
38.	When directors are disqualified

38.1.	A director automatically ceases to be a director if:
•	the director ceases to be a director under the legislation or is removed from office under the Articles;

•	the director is prohibited from being a director under the legislation;

•	the director becomes bankrupt;

•	the director makes an arrangement or composition with the director’s creditors or applies for an interim order under section 253 of the Insolvency Act 1986 in connection with a voluntary arrangement under that Act;

•	the director becomes unable to manage their affairs and a court which claims jurisdiction to protect people who are unable to manage their affairs has made an order detaining the director or appointing a person to manage the director’s property or affairs;

•	except where the director’s contract prevents the director resigning, the director:
•	delivers to BT a written notice of resignation signed by or on behalf of the director; or

•	offers to resign and the Board pass a resolution accepting the offer;
•	the director has missed Board meetings for a continuous period of six months, without permission from the Board and the Board pass a resolution removing the director from office; or

•	the director‘s contract expires or is terminated for any reason and is not renewed or replaced within 14 days.
38.2.	If a director ceases to be a director, the director automatically ceases to be a member of any Board committee or sub-committee.
Remuneration of Directors
39.	Directors’ fees

The Board can decide on the amount, timing and method of payment of directors’ fees, but the total fees paid to each director, excluding amounts payable under any other Article, must not exceed:
•	£65,000 a year (accruing daily), increasing by the percentage increase in the retail prices index (as defined in Section 833(2)

Income and Corporation Taxes Act 1988) for any 12 month period beginning on 1 April 1999 or an anniversary of that date; or
•	any higher sum decided on by an ordinary resolution of shareholders. This resolution can increase the fee paid to all or any directors either permanently or for a particular period.
40.	Directors’ expenses

The Board can also repay to a director all expenses properly incurred in:
•	attending and returning from shareholders’ meetings, Board meetings or Board committee meetings; or

•	any other way in connection with BT’s business.
41.	Extra fees

41.1.	The Board can award extra fees to a director who:
•	holds an executive position;

•	acts as chairman or deputy chairman;

•	serves on a Board committee or board at the request of the Board; or

•	performs any other services which the Board consider extends beyond the ordinary duties of a director.
41.2.	Extra fees can take the form of salary, commission, profit sharing or other benefits (and can be paid partly in one way and partly in another). They can also include any kind of benefit for the director’s dependants. This is all decided by the Board.

42.	Pensions and other benefits

42.1.	The Board can decide whether to provide:
•	pensions;

•	annual payments; or

•	other allowances or benefits,
to any people including people who are or who were directors of BT. The Board can decide to extend these arrangements to relations or dependants of, or people connected to, these people. The Board can also decide to contribute to a scheme or fund or to pay premiums to a third party for these purposes.
42.2.	BT can only provide pensions and other similar benefits to:
•	people who are or were directors but who have not been employed by, or held an office or executive position in, BT or its subsidiary undertakings; and

•	relations or dependants of, or people connected to, those directors or former directors, if the shareholders approve this by passing an ordinary resolution.

42.3.	No director or former director is accountable to BT or the shareholders for a benefit of any kind given in accordance with this Article. The receipt of a benefit of any kind given in accordance with this Article does not prevent a person from being or becoming a director of BT.
Board Meetings
43.	Board meetings

The Board can decide when and where to have meetings, how they are conducted and the quorum. They can also adjourn their meetings.

44.	Notice of Board meetings

44.1.	A meeting can be called by a director or the Secretary. The Secretary must also call a meeting if a director requests this.

44.2.	The Board can decide how notice of Board meetings is to be given and on any terms and conditions (including oral notice). Subject to this, Board meetings are called by delivering a written notice to each director personally or by sending it to their last known address or another address given to BT for this purpose.

44.3.	A director who is out of the United Kingdom is not entitled to be given notice of a Board meeting unless:
•	notice of a Board meeting is given in writing; and

•	the director has asked the Board in writing to send notices of Board meetings during the director’s absence to the director’s last known address or another address given to BT for this purpose.
A director can waive notice of a meeting at any time, even if the meeting has already taken place.

45.	Chairman of Board meetings

45.1.	The Board can appoint a director as chairman or deputy chairman for whichever periods the Board decide. If the chairman is at a meeting, the chairman will chair it. In the chairman’s absence, the chair will be taken by the deputy chairman. If there is no chairman or deputy chairman present and willing within five minutes after the time when the meeting is due to start, the chair will be taken by a director nominated by the chairman in writing. If the chairman has not done this, the directors present can choose which one of them will be the chairman of the meeting.
45.2.	References in the Articles to “deputy chairman” include, if no one has been appointed with that specific title, a person appointed to a position with another title which the Board designate as equivalent to the position of deputy chairman.

46.	Quorum

46.1.	If no other quorum is fixed by the Board, two directors form a quorum. A meeting at which a quorum is present can exercise all the powers and discretions of the Board.

46.2.	A director who ceases to be a director at a Board meeting can continue to be present and act as a director and be counted in the quorum until the end of that Board meeting if no other director objects and a quorum of the Board would not otherwise be present.

47.	Voting at Board meetings

Matters for decision which arise at a Board meeting will be decided by a majority vote. If the votes are equal, the chairman of the meeting has a second, casting vote.

48.	Video conference and telephone meetings

Any of the directors or members of a committee can take part in a Board meeting or Board committee meeting by way of a:
•	video conference or conference telephone or similar equipment designed to allow everybody to take part in the meeting; or

•	series of video conferences or telephone calls from the chairman of the meeting.
Taking part in this way will be treated as being present at the meeting. A meeting which takes place by a series of video conferences or telephone calls from the chairman will be treated as taking place where the chairman is. Otherwise meetings will be treated as taking place where the largest group of the participants is or, if there is no such group, where the chairman is, unless the Board decide otherwise.
49.	Minutes of meetings

49.1.	The Board must cause minutes to be made in minute books of the:
•	names of the directors present at each Board meeting and Board committee meeting;

•	appointments of officers made by the Board; and

•	proceedings and resolutions at Board meetings, Board committee meetings and shareholders’ meetings.
49.2.	It is not necessary for the directors present at a Board meeting or Board committee meeting to sign their names in the minute book or other attendance book.

50.	Validity of the Board’s actions

Everything which is done by a Board meeting, a Board committee meeting or a person acting as a director, will be valid even though it is discovered later that a director or person acting as a director was not properly appointed or elected. This also applies if it is discovered later that a person was disqualified from being a director, had ceased to be a director or was not entitled to vote.

51.	Written Resolutions

A directors’ written resolution is adopted when all of the directors entitled to vote on the resolution at a Board meeting have:
•	signed one or more copies of it, or

•	otherwise indicated their agreement to it in writing.
These copies can be made using electronic means. This kind of resolution is only adopted if the number of directors who have signed it or indicated their agreement to it meet the quorum requirement for Board meetings. Once a directors’ written resolution has been adopted, it will be treated as if it had been a resolution which was passed at a Board meeting.
Board Committees
52.	Delegating powers to committees

52.1.	The Board can delegate any of their powers or discretions to committees of one or more directors or other people. This includes powers or discretions relating to directors’ pay or giving benefits to directors. If the Board have delegated a power or discretion to a committee, any references in the Articles to using that power or discretion include its use by the committee. A committee must comply with any regulations made by the Board. These regulations can require or allow people who are not directors to be co-opted onto the committee and can give voting rights to co-opted members.

52.2.	Unless the Board specifically decide not to allow this, a committee can sub-delegate powers and discretions to sub-committees or other people.

52.3.	References in the Articles to committees include sub-committees permitted under this Article.
53.	Proceedings of committees

53.1.	If a committee includes two or more members, the Articles which regulate Board meetings and their procedure will also apply to committee meetings (if possible), unless these are inconsistent with any regulations for the committee which the Board has made under Article 52.

53.2.	A committee or sub-committee can be called a “board” or “council” or any other name the Board decide.

Directors’ Interests
54.	Authorising directors’ conflicts of interest

54.1.	For the purposes of section 175 of the Companies Act, the Board can authorise any matter which:
•	would or could be a breach of a director’s duty under that section; or

•	could result in a breach of a director’s duty under that section.
This authorisation will avoid a situation arising in which the director has, or could have, a direct or indirect interest that conflicts, or could conflict, with the interests of BT.

54.2.	For authorisation of a matter under this Article to be effective:
•	the matter in question must have been proposed in writing for consideration at a Board meeting, in accordance with the Board’s normal procedures or in any other way the Board may decide;

•	any quorum requirement at the Board meeting when the matter is considered must be met without counting any Interested Directors; and

•	the matter must be agreed without the Interested Directors voting, or would have been agreed if the votes of the Interested Directors had not been counted.
54.3.	Any matter authorised under this Article will include any existing or potential conflict of interest which it is reasonable to expect will arise out of the authorised matter.

54.4.	Any authorisation of a matter under this Article will be subject to any conditions or limitations decided on by the Board. The Board can decide the conditions or limitations at the time authorisation is given, or later on, and can end them at any time. A director must comply with any obligations the Board impose on the director after a matter has been authorised.

54.5.	A director does not have to hand over to BT any benefit which the director receives (or a person connected with the director receives) as a result of anything the Board has authorised under this Article. No contract of the type described in this Article can be cancelled because of any director’s interest or benefit.

55.	Directors may have certain interests

55.1.	Subject to compliance with Article 55.2, a director can have the following interests:
(a)	a director (or a person connected with the director) can be a director, officer or employee of, or have an interest in (including holding shares), any Relevant Company;

(b)	a director (or a person connected with the director) can have an interest in any Relevant Company BT has an interest in or be a party to a contract with that company;

(c)	a director (or a person connected with the director, or any firm the director is a partner, employee or shareholder of) can do professional work for any Relevant Company (other than as an Auditor) whether or not payment is made for the work;
(d)	an interest if it cannot reasonably be regarded as likely to give rise to a conflict of interest;

(e)	an interest if the director is not aware of the interest or of the transaction or arrangement giving rise to the interest (for these purposes the director will be treated as being aware of matters if it is reasonable to expect the director to be aware of them);

(f)	an interest in any matter authorised under Article 54.1; or

(g)	any other interest authorised by ordinary resolution.
No authorisation under Article 54 (other than under paragraph (f) of this Article) is required for any interests under this Article.

55.2.	The director must declare the nature and extent of any interest allowed under Article 55.1 and not falling within Article 55.3, at a Board meeting or in the manner set out in section 184 or 185 of the Companies Act.

55.3.	A director does not need to declare an interest:
•	if it cannot reasonably be regarded as likely to give rise to a conflict of interest;

•	if the director is not aware of the interest or of the transaction or arrangement giving rise to the interest (for these purposes the director will be treated as being aware of matters if it is reasonable to expect the director to be aware of them);

•	if the interest relates to any matter which has been authorised under Article 54.1;

•	if the other directors already know about the interest (and for this purpose the other directors will be treated as knowing about the interest if it is reasonable to expect they know about it); or

•	if the interest concerns the terms of the director’s service contract that have been or are to be considered at a Board meeting or at a committee meeting of directors appointed for the purpose under these Articles.
55.4.	A director does not have to hand over to BT any benefit which the director (or a person connected with the director) receives:
•	from any contract or from any office or employment or from any interest in any Relevant Company; or

•	for any payment as referred to in Article 55.1. No contract of the type described in Article 55.1 can be cancelled because of any director’s interest or benefit.
55.5.	In this Article each of the following is a Relevant Company:
•	BT;

•	a subsidiary undertaking of BT;

•	any holding company of BT or a subsidiary undertaking of any such holding company;

•	any company promoted by BT; or

•	any company in which BT is otherwise interested.

56.	When directors can vote on things in which they are interested

56.1.	Unless this Article says otherwise, and regardless of whether the interest is one which is authorised under Article 54 or allowed under Article 55, a director cannot vote (and if the director does vote, such vote will not be counted) on a resolution about a contract in which the director (or a person connected with the director) is interested.

56.2.	A director cannot be counted in the quorum for a Board meeting in relation to any resolution on which the director is not entitled to vote.

56.3.	If the legislation allows, a director can (unless the director has some other interest as well as an interest allowed by this Article) vote and be counted in the quorum on a resolution concerning a contract:
(a)	in which the director has an interest of which the director is not aware;

(b)	in which the director has an interest which cannot reasonably be regarded as likely to give rise to a conflict of interest;

(c)	in which the director has an interest only because the director is a holder of shares, debentures or other securities of BT, or by reason of any other interest in or through BT;

(d)	which involves the giving of any security, guarantee or indemnity to the director or any other person for:
•	money lent or obligations incurred by the director or by any other person at the request of or for the benefit of BT or the benefit of any of its subsidiary undertakings; or

•	a debt or other obligation which is owed by BT or any of its subsidiary undertakings to that other person if the director has taken responsibility for all or any part of that debt or obligation by giving a guarantee, security or indemnity;
(e)	where BT or any of its subsidiary undertakings is offering any shares, debentures or other securities for subscription or purchase:
•	to which the director is or may be entitled to participate as a holder of BT securities; or

•	where the director will be involved in the underwriting or sub-underwriting;
(f)	relating to any other company in which the director has an interest, directly or indirectly (including holding a position in that company) or is a shareholder, creditor, employee or otherwise involved in that company. These rights do not apply if the director owns one per cent or more of that company or of the voting rights in that company;

(g)	relating to an arrangement for the benefit of BT employees or former BT employees or any of BT’s subsidiary undertakings which only gives the directors the same benefits that are generally given to the employees or former employees to whom the arrangement relates;

(h)	relating to BT buying or renewing insurance for any liability for the benefit of directors or for the benefit of persons who include directors;

(i)	relating to the giving of indemnities in favour of directors;

(j)	relating to the funding of expenditure by any director or directors:
•	on defending criminal, civil or regulatory proceedings or actions against the director or the directors;

•	in connection with an application to the court for relief; or

•	on defending the director or the directors in any regulatory investigations;
(k)	which enables any director or directors to avoid incurring expenditure as described in paragraph (j); and

(l)	in which the director’s interest, or the interest of directors generally, has been authorised by an ordinary resolution.
56.4.	This Article applies if the Board are considering proposals to appoint two or more directors to positions with BT or any company in which BT has an interest. It also applies if the Board are considering fixing or varying the terms of the appointment. These proposals can be split up to deal with each proposed director separately. If this is done, each proposed director can vote (unless the proposed director is prevented from voting under Article 56.1) and be counted in the quorum for each resolution, except the one concerning that director.

56.5.	If a question comes up at a meeting about whether a director (other than the chairman of the meeting) has a material interest or whether the director can vote or be counted in the quorum, and the director does not agree to abstain from voting on the question or not be counted in the quorum, the question must be referred to the chairman of the meeting. The chairman’s ruling about the director is conclusive, unless the nature or extent of the director’s interests have not been fairly disclosed to the Board. If the question comes up about the chairman of the meeting, the question will be decided by a resolution of the Board. The chairman cannot vote on the question but can be counted in the quorum. The Board’s resolution about the chairman is conclusive, unless the nature or extent of the chairman’s interests have not been disclosed to the Board.

57.	Confidential information

57.1.	Subject to Article 57.2, if a director receives information for which the director owes a duty of confidentiality to a person other than BT, and the director did not receive the information because of their position as a director, the director will not be required to:
•	disclose such confidential information to BT or to the Board, or to any director, officer or employee of BT; or

•	use or apply such confidential information in any other way in connection with the director’s duties as a director.
57.2.	If a duty of confidentiality arises out of a situation in which the director has, or can have, a direct or indirect interest that conflicts, or possibly may conflict, with the interests of BT, Article 57.1 will apply only if the conflict arises out of a matter which has been authorised under Article 54 or falls within Article 55.

57.3.	This Article does not affect any equitable principle or rule of law which may excuse or release the director from disclosing information, in circumstances where disclosure may otherwise be required under this Article.

58.	Directors’ interests – general

58.1.	For the purposes of Articles 54 to 58:
•	a reference to a contract includes a reference to an existing or proposed contract, transaction or arrangement;

•	a director will be treated as owning one per cent or more of a company if the director (together with those persons connected with the director) holds an interest in shares representing one per cent or more of:
•	a class of issued equity share capital; or

•	the voting rights of that company;
•	an interest of a person who is connected with a director will be treated as an interest of the director; and

•	section 252 of the Companies Act will determine whether a person is connected with a director.
58.2.	Where a director has an interest which it is reasonable to expect will result in a conflict of interest, the director can if asked to do so by the Board take such additional steps that are necessary or desirable to manage the conflict of interest. These steps can include complying with any procedures laid down by the Board to manage conflicts of interest generally, or carrying out any specific procedures approved by the Board for managing the situation or matter in question, including (without limitation) the director:
•	being absent from any Board meetings where the relevant situation or matter is to be considered; and

•	not being given access to documents or information made available to the Board generally in relation to such situation, or arranging for the documents or information to be reviewed by a professional adviser to determine whether it is appropriate for the director to have access to such documents or information.
58.3.	The shareholders can by passing an ordinary resolution ratify any contract not properly authorised by reason of breaching any of the provisions in Articles 54 to 58.
Directors’ Management Powers
59.	Management powers

59.1.	The Board will manage BT’s business. They can use all BT’s powers, except where the legislation or the Articles say that powers can only be used by the shareholders voting to do so at a General Meeting. The general management powers under this Article are not limited in any way by specific powers given to the Board by other Articles.

59.2.	The Board’s management powers are subject to:
•	the legislation;

•	the Articles; and

•	any other requirements which are consistent with the legislation and the Articles and are approved by the shareholders passing an ordinary resolution.

59.3.	If a change is made to the Articles or the shareholders approve a requirement relating to something which the Board have already done which was within their powers, that change or requirement cannot invalidate the Board’s previous action.

60.	Appointing directors to executive positions

The Board can appoint one or more directors to any executive position they decide. As far as the legislation allows, they can decide how long these appointments will be for and what their terms will be. They can also vary the terms of or end these appointments. If a director ceases to be a director, the director automatically ceases to hold any executive position in BT. If a director’s appointment is varied or ends because of this Article, this does not prejudice any claim against BT for breach of contract.

61.	Delegation of powers

The Board can give a director or the Secretary any of the powers which they have jointly as the Board. These powers can be given on any terms and conditions the Board decide either in parallel with, or in place of, the powers of the Board acting together. These powers can include the power to sub-delegate. The Board can change the basis on which these powers are given or withdraw them from the director or Secretary. No person dealing in good faith who does not know about the change or withdrawal will be affected by it.

62.	Power to establish local boards and agencies

62.1.	The Board can set up local boards or agencies to manage, supervise or advise on any of BT’s business in the United Kingdom or elsewhere. The Board can also appoint a person (who need not be a director) to be a:
•	member of a local board; or

•	manager or agent.
62.2.	The Board can:
•	decide the remuneration and other benefits of people appointed under this Article;

•	delegate any of the Board’s authority, powers or discretions to a:
•	local board;

•	manager or agent; or

•	subsidiary undertaking of BT (whether wholly-owned or not);
•	allow local boards, managers or agents, or subsidiary undertakings to delegate to another person;

•	allow members of local boards to fill any vacancies on their boards and to continue to act even though there are vacancies;

•	remove any people appointed under this Article (including people appointed by another person under this Article); and

•	cancel or change an appointment or delegation made under this Article (including an appointment made by another person under this Article), although this will not affect a person who acts in good faith who has not had notice of the cancellation or change.
62.3.	An appointment or delegation by the Board which is referred to in this Article can be on any terms and conditions the Board decide.

62.4.	In this Article, “local board” means a special or local board, committee or council and includes a regional or area board or a board for a particular part of BT’s business.

63.	Power to appoint agents

63.1.	The Board can appoint a person (including the members of a group which changes over time) as BT’s agent. The agent can either be appointed directly by the Board, or the Board can give another person the power to select an agent. The Board can decide the purposes, powers, authorities and discretions of an agent. But they cannot give an agent a power, authority or discretion which the Board do not have under the Articles.

63.2.	The Board can decide how long an appointment of an agent will last for and they can apply any terms and conditions to it. The appointment can include any provisions which the Board decide for the protection and convenience of a person dealing with the agent. The appointment can also allow the agent to sub-delegate all or any of their powers, authorities or discretions to any other person.

64.	Positions with titles including the word ‘director’

The Board can appoint a person to a position having a title including the word “director” or give a title including the word “director” to an existing position and can end that appointment or the use of that title. The use of the word “director” in the title of a position does not imply that the holder is a director of BT and the holder does not have the power to act as a director of BT and is not treated as a director of BT for the purposes of the Articles.

65.	Overseas branch registers

BT can use all the powers that the legislation gives to keep an overseas branch register. The Board can make and change any regulations they decide relating to this register, as long as the legislation allows this.

66.	Signatures on cheques etc.

All cheques, promissory notes, drafts, bills of exchange and other instruments (whether negotiable or transferable or not) and all receipts for money paid to BT can be signed, drawn, accepted, endorsed or made effective in any way the Board decide.

67.	Power to provide for the benefit of employees and former employees

The Board can, by passing a resolution, exercise any powers given by the legislation to provide for the benefit of employees and former employees of BT or any of its subsidiaries in connection with the ending of the business or the transfer to a person of all or any part of the business and assets of BT or that subsidiary.
Directors’ Borrowing Powers
68.	Borrowing powers

To the extent that the legislation and the Articles allow, the Board can exercise all the powers of BT to:
•	borrow money;

•	mortgage or charge all or any part of BT’s business, property and assets (present and future);

•	issue debentures and other securities; and

•	give security either outright or as collateral security, for a debt, liability or obligation of BT or another person.
69.	Borrowing restrictions

69.1.	The Board will limit the borrowings of BT and exercise all voting and other rights or powers of control exercisable by BT in relation to its subsidiary undertakings so as to ensure that the aggregate amount of all borrowings by the Group outstanding at any time is not more than £35,000,000,000. This affects subsidiary undertakings only to the extent the Board can do this by exercising these rights or powers of control. This limit can be exceeded if the consent of shareholders has been given in advance by passing an ordinary resolution. The limit does not include borrowings owing by one member of the Group to another member of the Group.

69.2.	In this Article:
•	Group means BT and its subsidiary undertakings; and

•	minority proportion means the proportion of the issued equity share capital of a partly-owned subsidiary undertaking which does not belong to the Group.
69.3.	In Article 69.1:
•	amounts borrowed by a member of the Group for the purpose of repaying (with or without a premium) all or any part of other borrowings owing by another member of the Group which are to be used for this purpose within six months of being borrowed are not to be taken into account pending their use for that purpose;

•	amounts borrowed by a partly-owned subsidiary undertaking which are not owed to another member of the Group are to be taken into account (except that a proportion of the borrowings equal to the minority proportion is to be excluded);

•	amounts borrowed by a member of the Group which are owed to a partly-owned subsidiary undertaking are to be taken into account to the extent of a proportion of the borrowings equal to the minority proportion;

•	amounts borrowed by a subsidiary undertaking before it became a member of the Group are not to be taken into account until six months after the date it became a member of the Group;

•	amounts secured on an asset of a member of the Group before it was acquired by a member of the Group are not to be taken into account until six months after the date of the acquisition;

•	amounts beneficially owned by a member of the Group which are deposited with a person who is not a member of the Group and are repayable on, or within three months after, a demand are to be deducted from the borrowings of the Group (except that where the amounts are owned by a partly-owned subsidiary undertaking a proportion of the amount owned equal to the minority proportion is to be excluded from the amount deducted); and

•	if the amount of the borrowings is being calculated in connection with a transaction involving a company becoming or ceasing to be a member of the Group, the amount is to be calculated as if the transaction had already occurred.
69.4.	A certificate or report by a person chosen by the Board as to the amount of the borrowings at a particular time will be conclusive evidence of that amount. However, the Board can rely on a genuine estimate of the amount of the borrowings at any time and if as a result the limit stated in Article 69.1 is exceeded, an amount of borrowed money equal to the excess can be disregarded until six months after the date the Board became aware that this situation had or may have arisen, whether because of a decision of the person chosen by the Board or for any other reason.

69.5.	No lender or other person dealing with the Group needs to look at or enquire whether the limit imposed by this Article is being observed. No borrowing incurred or security given in excess of this limit will be invalid or ineffective unless the lender or the recipient of the security had express notice at the time when the borrowing was incurred or security given that the limit had been or would as a result be exceeded.

Liability
70.	Liability of members

The liability of each member is limited to the amount (if any) unpaid on the shares held by that member.
Shares
71.	Board’s authority to allot shares and “equity securities” and to sell treasury shares

71.1.	This Article regulates the Board’s authority to allot shares and their power to allot equity securities for cash and to sell treasury shares for cash.

71.2.	For the purposes of section 549 of the Companies Act, the Board are authorised, generally and without conditions, under section 551 of the Companies Act, to allot shares and to grant rights to subscribe for or to convert any security into shares in BT. They are authorised to allot shares and grant rights for any prescribed period. The maximum amount of shares which the Board can allot and rights which the Board can grant in each period is the Section 551 Amount.

71.3.	The Board have the power to allot equity securities under the general authority in Article 71.2, entirely paid for in cash, and to sell treasury shares, entirely paid for in cash, in each case free of the restriction in section 561(1) of the Companies Act. They have the power to allot equity securities and to sell treasury shares for any prescribed period. There is no maximum amount of equity securities or treasury shares which the Board can allot or sell where the allotment or the sale is in connection with a rights issue. In all other cases, the maximum amount of equity securities and treasury shares which the Board can allot or sell is the Section 561 Amount.

71.4.	During each prescribed period, the Board can make offers, and enter into agreements, which would, or might, need shares or equity securities to be allotted or sold, or rights to be granted, after those periods.

71.5.	In this Article:
•	rights issue means an offer of equity securities which is open for a period decided by the Board to the people who are registered on a particular date (chosen by the Board) as holders of:
•	Ordinary Shares, in proportion to their holdings of Ordinary Shares;

•	other classes of equity securities which give them the right to receive the offer or which allow BT to decide whether or not they should receive the offer (and the Board decide that they should receive it).

However, the Board can do the following things (and the issue will still be treated as a rights issue for the purposes of this Article if they do so):
•	sell any fractions of equity securities to which people would be entitled and keep the net proceeds for BT’s benefit or make other appropriate arrangements to deal with such fractions;

•	make the rights issue subject to any limits or restrictions which the Board think are necessary or appropriate to deal with legal or practical problems under the laws of any territory, or under the requirements of any recognised regulatory body, or stock exchange, in any territory or as a result of shares being represented by American Depositary Shares or Global Depositary Shares or other instruments;

•	treat a shareholder’s holdings of certificated and uncertificated shares as separate shareholdings; or

•	deal in a different way with the rights of an Ordinary Shareholder, if that shareholder asks;

•	prescribed period means any period fixed by the shareholders by passing a resolution at a General Meeting. These resolutions can take the form of:
•	an ordinary resolution fixing a prescribed period under Article 71.2;

•	a special resolution fixing a prescribed period under Article 71.3;

•	a special resolution fixing identical prescribed periods under Articles 71.2 and 71.3; or

•	a special resolution fixing different prescribed periods under Articles 71.2 and 71.3;
•	the Section 551 Amount for any prescribed period is that stated in a relevant ordinary resolution passed by the shareholders at a General Meeting;

•	the Section 561 Amount for any prescribed period is that stated in a relevant special resolution; and

•	in working out any maximum amounts of securities, the face value of rights to subscribe for shares, or to convert any securities into shares, will be taken as the face value of the shares which would be allotted if the subscription or conversion takes place.
72.	Uncertificated shares

72.1.	Subject to the Articles and to the extent that the legislation allows, the Board can decide that a class of shares can:
•	be held in uncertificated form and that title to those shares can be transferred using a relevant system; or

•	no longer be held and transferred in uncertificated form.
72.2.	The Articles do not apply to shares of a class which are held in uncertificated form to the extent that they are inconsistent with the:
•	holding of shares of that class in uncertificated form;

•	transfer of title to shares of that class using a relevant system; or

•	Regulations.

73.	Renunciations of allotted but unissued shares

Where a share has been allotted to a person but that person has not yet been entered on the Register, the Board can recognise a transfer (called a renunciation) by that person of their right to the share in favour of some other person. The ability to renounce allotments only applies if the terms on which the share is allotted are consistent with renunciation. The Board can impose terms and conditions regulating renunciation rights and can allow renunciation rights to be securities in uncertificated form in their own right.

74.	Power to pay commission and brokerage

74.1.	BT can use all the powers given by the legislation to pay commission or brokerage to a person who:
•	applies, or agrees to apply, for any new shares; or

•	gets any other person to apply, or agree to apply for, any new shares.
74.2.	BT can pay the commission in cash, or by allotting shares, or by a combination of both.

75.	No trusts or similar interests recognised

75.1.	BT will only be affected by, or recognise, a current and absolute right to whole shares. The fact that all or any part of a share may not be owned outright by the registered owner is not of concern to BT, for example, if a share is held on any kind of trust. This applies even if BT knows about the ownership of the share.

75.2.	The only exceptions are any rights:
•	expressly given by the Articles; or

•	which BT has a legal duty to recognise.
Changing Share Capital
76.	Power to reduce capital

The shareholders can pass a special resolution to reduce in any way:
•	BT’s share capital; or

•	a capital redemption reserve or share premium account.
This is subject to any restrictions under the legislation.
77.	Power to change capital

The shareholders can pass ordinary resolutions to do any of the following:
•	divide, all or any part of BT’s share capital into shares with a smaller face value than the existing shares; and

•	consolidate and divide all or any of BT’s shares into shares with a larger face value than the existing shares.

This is subject to any restrictions under the legislation.
78.	Fractions of shares

78.1.	If any shares are consolidated or divided, the Board have power to deal with any fractions of shares which result or any other problem that arises. If the Board decide to sell any shares representing fractions, they must sell for the best price they can reasonably obtain and distribute the net proceeds of sale among shareholders in proportion to their fractional entitlements. The Board can sell to a person (including BT, if the legislation allows) and can authorise a person to transfer those shares to the buyer or in accordance with the buyer’s instructions. The buyer does not need to take any action to check how any money paid is used. The buyer’s ownership will not be affected if the sale was irregular or invalid in any way.

78.2.	When the Board consolidate or divide shares, they can treat certificated and uncertificated shares which a shareholder holds as separate shareholdings, as far as the legislation allows this. The Board can also arrange for any shares which result from a consolidation or division and which represent rights to fractions of shares to be entered in the Register as certificated shares where this makes it easier to sell them.

79.	Buying back shares

79.1.	BT can use all the powers given by the legislation to buy back any of its own shares (including redeemable shares).

79.2.	BT has the right to:
•	sell any treasury shares;

•	transfer any treasury shares for the purposes of, or to benefit, an employees’ share scheme;

•	receive an allotment of shares as fully paid bonus shares in respect of any treasury shares; or

•	receive any amount payable on redemption of any redeemable treasury shares.
BT cannot exercise any other right in respect of treasury shares BT holds, including any right to attend or vote at meetings, to participate in any offer BT makes to shareholders or to receive any distribution (including in a winding up).
Share Rights
80.	Shares and special rights

80.1.	The provisions in these Articles about allotment, transfer, automatically entitled to a share by law and all other matters relating to shares apply to new shares in the same way as if they were existing shares.

80.2.	BT can issue new shares and attach any rights and restrictions to them, as long as this is not restricted by special rights previously given to holders of any existing shares. Subject to this, the rights of new shares can take priority over the rights of existing shares, or existing shares can take priority over them, or the new shares and the existing shares can rank equally. These rights and restrictions can apply to sharing in BT’s profits or assets. Other rights and restrictions can also apply, for example relating to the right to vote.

80.3.	The shareholders can decide on the rights and restrictions to be attached to new shares by passing an ordinary resolution. The Board can also take these decisions if the shareholders have not passed a resolution which covers the point.

80.4.	If the legislation allows this, the new shares can include rights for the holder and/or BT to have them redeemed and the Board can decide the terms, conditions and manner of redemption of the shares.

81.	Changing special rights of shares

81.1.	If BT’s share capital is split into different classes of share, and if the legislation allows this, the special rights which are attached to any of these classes can be varied or withdrawn if the shareholders approve this by passing a special resolution. This must be passed at a separate meeting of the holders of the relevant class of shares. This is called a class meeting. Alternatively, the holders of at least 75 per cent of the existing shares of the class (by face value) can give their written consent.

81.2.	All the Articles relating to General Meetings apply, with any necessary changes, to a class meeting, but with the following adjustments:
•	at least two people who hold (or who act as proxies for people who hold) at least one third of the total face value of the existing shares of the class are a quorum at a class meeting. However, if this quorum is not present at an adjourned meeting, one person who holds shares of the class, or their proxy, is a quorum;

•	a shareholder who is present in person or by proxy can demand a poll; and

•	on a poll, the holders of shares will have one vote for every share of the class which they hold.
This is subject to any special rights or restrictions which are attached to a class of shares by the Articles, or any rights attached to shares in some other way under the Articles.

81.3.	This Article also applies if special rights of shares forming part of a class are varied or withdrawn. Each part of the class which is being treated differently is viewed as a separate class in applying this Article.

82.	More about special rights of shares

Unless the terms of the existing shares say something different, the special rights of existing shares are not regarded as varied or withdrawn if:
•	new shares are created, or issued, which rank equally with or after any existing shares in payment of dividends or sharing in profits or assets of BT; or

•	BT buys back or redeems its own shares.
Share Certificates
83.	Certificates

83.1.	When a shareholder is first registered as the holder of any class of certificated shares, that shareholder is entitled, free of charge, to one certificate for all the certificated shares of that class which the shareholder holds. If a shareholder holds certificated shares of more than one class, that shareholder is entitled to a separate share certificate for each class. This does not apply if the legislation allows BT not to issue share certificates.

83.2.	If a shareholder receives more certificated shares of any class, that shareholder is entitled, free of charge, to a certificate for the extra shares.

83.3.	If a shareholder transfers some of the shares covered by a certificate, that shareholder is entitled, free of charge, to a new certificate for the balance if the balance is also covered by a certificate.

83.4.	BT does not have to issue more than one certificate for a certificated share, even if that share is held jointly.

83.5.	When BT delivers a certificate to the first named joint holder of certificated shares, this is treated as delivery to all of the joint shareholders.

83.6.	BT can deliver a certificate to a broker or agent who is acting for a person who is buying certificated shares or who is having certificated shares transferred to them.

83.7.	The Board can decide how share certificates are made effective. For example, they can be:
•	signed by two directors or one director and the Secretary;

•	sealed with the Seal; or

•	printed, in any way, with a copy or representation of those signatures or the Seal. The representation can be made or produced mechanically, electronically or in any other way the Board approve.
83.8.	A share certificate must state the number and class of shares to which it relates and the amount paid up on those shares. It cannot be for shares of more than one class.

83.9.	The time limit for BT to provide a share certificate under this Article for certificated shares is:
•	two months after the allotment of a new share (or any longer period provided by its terms of issue); or

•	five business days after a transfer of shares is presented for registration or the instruction from the operator of the relevant system is received.
84.	Replacement certificates

84.1.	A shareholder can ask BT to cancel and replace a single share certificate with two or more certificates, for the same total number of shares. The Board can require the shareholder to pay for the new certificates.

84.2.	A shareholder can ask BT for a new certificate if the original is:
•	worn out, damaged or defaced; or

•	lost, stolen or destroyed.
The Board can require the shareholder to pay BT’s exceptional out of pocket expenses for issuing a new certificate.

84.3.	If a certificate has been worn out, damaged or defaced, BT can require the certificate to be delivered to it before issuing a replacement. If a certificate is lost, stolen or destroyed, BT can require satisfactory evidence, and an indemnity, before issuing a replacement.
Transferring Shares
85.	Share transfers

85.1.	Unless the Articles say otherwise, a shareholder can transfer some or all of their shares to another person.

85.2.	Every transfer of certificated shares must be in writing, and either in the usual standard form, or another form approved by the Board.

85.3.	Every transfer of uncertificated shares must be carried out using a relevant system.

85.4.	The transfer form for certificated shares must be delivered to the Registered Office or any other place the Board decide. The transfer form must have with it:
•	the share certificate for the shares to be transferred;

•	any other evidence which the Board ask for to prove that the person wanting to make the transfer is entitled to do this; and

•	if the transfer form is executed by another person on behalf of the person making the transfer, evidence of the authority of that person to do so.
85.5.	However, if a transfer is by a recognised clearing house or its nominee or by a recognised investment exchange, a share certificate is only needed if a certificate has been issued for the shares in question.

85.6.	A transfer form must be signed, or made effective in some other way, by or on behalf of the person making the transfer.

85.7.	The person making a transfer will be treated as continuing to be the shareholder until the name of the person to whom a share is being transferred is entered on the Register for that share.

86.	More about share transfers

86.1.	If BT registers a transfer, it can keep the transfer form. A transfer form cannot be used to transfer more than one class of shares. Each class needs a separate form.

86.2.	No fee is payable to BT for transferring shares or registering changes relating to the ownership of shares.

86.3.	Transfers cannot be in favour of more than four joint holders.

86.4.	A transfer form must be properly stamped to show payment of any applicable stamp duty.

86.5.	The Board can refuse to register a transfer of an uncertificated share in the circumstances stated in the Regulations.

86.6.	If the Board decide not to register a transfer of a share, they must notify the person to whom that share was to be transferred giving reasons for their decision. This must be done as soon as possible and no later than two months after BT receives the:
•	transfer (in the case of a certificated share); or

•	instruction from the operator of the relevant system (in the case of an uncertificated share).
People Automatically Entitled to Shares by Law
87.	When shareholders die

87.1.	If a shareholder who is a joint shareholder dies, the remaining joint shareholder or shareholders will be the only people who BT will recognise as being entitled to their shares.

87.2.	When a sole shareholder (or a shareholder who is the last survivor of joint shareholders) dies, their legal personal representatives will be the only people who BT will recognise as being entitled to their shares.

88.	Registering personal representatives

A person who becomes automatically entitled to a share by law can either be registered as the shareholder or can select some other person to have the share transferred to. The automatically entitled person must provide any evidence of their entitlement which the Board reasonably require.

89.	People who want to be registered must give notice

If a person who is automatically entitled to a share by law wants to be registered as a shareholder, they must deliver a written notice to BT saying that they have made this decision. The notice must be in the form which the Board require. This notice will be treated as a transfer form. All the Articles about registering transfers of shares apply to it. The Board have the same power to refuse to register the automatically entitled person as they would have had in deciding whether to register a transfer by the person who was previously entitled to the shares.

90.	Having another person registered

90.1.	If a person who is automatically entitled to a share by law wants the share to be transferred to another person, they must do this for:
•	a certificated share, by signing a transfer form to the person they have selected; and

•	an uncertificated share, by using a relevant system.
90.2.	The Board have the same power to refuse to register the person selected as they would have had in deciding whether to register a transfer by the person who was previously entitled to the shares.

91.	Rights of people automatically entitled to shares by law

91.1.	A person who is automatically entitled to a share by law is entitled to any dividends or other money relating to the share, even though they are not registered as the holder of that share, on supplying to BT evidence the Board reasonably require to show their title to the share. However, the Board can send a written notice to the person saying that the person must either be registered as the holder of the share or transfer the share to some other person. If the automatically entitled person does not do this within 90 days of the notice, the Board can withhold all dividends or other money relating to the share until they do.

91.2.	Unless registered as the holder of the share, the person automatically entitled to a share by law cannot:
•	receive notices of shareholders’ meetings, or attend or vote at these meetings; or

•	exercise any other right of a shareholder in relation to any of these meetings; unless the Board decide to allow this.
Shareholders who Cannot be Traced
92.	Untraced shareholders

92.1.	BT can sell any shares if:
•	during the previous 10 years, the shares have been in issue, BT has tried to pay at least three dividends and no dividend has been cashed;

•	after this 10 year period, BT gives notice that it intends to sell the shares by advertisement in a United Kingdom national newspaper and a newspaper appearing in the area which includes the address held by BT for delivering notices relating to the shares; and

•	during this 10 year period, and for three months after the last advertisement appears in the newspapers, BT has not heard from the shareholder or a person who is automatically entitled to the shares by law.
92.2.	To sell any shares in this way, the Board can authorise a person to transfer the shares. This transfer will be just as effective as if it had been made by the registered holder of the shares, or by a person who is automatically entitled to the shares by law. The ownership of the person to whom the shares are transferred will not be affected even if the sale is irregular or invalid in any way.

92.3.	The net sale proceeds belong to BT unless and until claimed under this Article, and it must pay these proceeds to the shareholder who could not be traced, or to the person who is automatically entitled to the shares by law, if that shareholder, or that other person, asks for them.

92.4.	BT must record the name of that shareholder, or the person who was automatically entitled to the shares by law, as a creditor for this money in its accounts. The money is not held on trust, and no interest is payable on the money. BT can keep any money which it has earned on the net sale proceeds. BT can use this money for its business or the business of its holding company (if any), or it can invest the money in any way that the Board decide.

92.5.	In the case of uncertificated shares, this Article is subject to any restrictions which apply under the Regulations.
Dividends
93.	Final dividends

Shareholders can declare dividends by passing an ordinary resolution, but no dividend can exceed the amount recommended by the Board.

94.	Fixed and interim dividends

94.1.	If the Board consider that the profits of BT justify such payments, they can pay:
•	interim dividends on any class of shares of any amounts, on any dates and for any periods which they decide; and

•	fixed or other dividends on any class of shares on the dates stated for the payment of those dividends.
94.2.	If the Board act in good faith, they are not liable to any shareholders for any loss they suffer because a lawful dividend has been paid under this Article on other shares which rank equally with or behind their shares.

95.	Distributions in kind

If the Board recommend this, shareholders can pass an ordinary resolution to direct all or any part of a dividend to be paid by distributing specific assets (and in particular paid-up shares or debentures of any other company). The Board must give effect to that resolution. Where a difficulty arises on the distribution, the Board can settle it as they decide. In particular, they can:
•	issue fractional certificates;

•	value the assets for distribution purposes;

•	pay cash of a similar value to adjust the rights of shareholders; and/or

•	transfer any assets to trustees.
96.	No dividends are payable except out of profits

No dividend can be paid except out of profits available for distribution under the legislation.

97.	Payments to shareholders

97.1.	A dividend or other money payable in cash relating to a share can be paid:
•	by cheque or warrant payable to the shareholder or person automatically entitled to the shares by law who is entitled to it or to another person named in a written instruction from the shareholder (or all joint shareholders or people jointly and automatically entitled to the shares by law);

•	in the case of uncertificated shares, by using a relevant system;

•	by bank transfer, electronic means or by means of a website directly to an account named in a written instruction from the shareholder (or all joint shareholders or people jointly and automatically entitled to the shares by law); and/or

•	in any other way agreed between the shareholder (or all joint shareholders or people jointly and automatically entitled to the shares by law) and BT.
97.2.	For joint shareholders, or people jointly and automatically entitled to shares by law, BT can rely on a receipt for a dividend or other money paid on shares from any one of them.

97.3.	Cheques and warrants are sent, and payment in any other way is made, at the risk of the people who are entitled to the money. BT is treated as having paid a dividend if a cheque or warrant is cleared or if a payment is made using a relevant system, bank transfer, electronic means or by means of a website. BT will not be responsible for a payment which is lost or delayed.

97.4.	BT can send a cheque or warrant to shareholders who are employees of BT or any of its subsidiary undertakings through BT’s internal post system.

97.5.	Unless the rights attached to any shares, the terms of any shares or the Articles say otherwise, a dividend and any other money payable in respect of a share can be paid in whatever currency the Board decide using an appropriate exchange rate selected by the Board for any currency conversions required. The Board can also decide how any costs relating to the choice of currency will be met.

97.6.	No dividend or other money payable by BT in respect of its shares carries a right to interest from BT, unless the rights of the shares say something different.

98.	Deducting amounts owing from dividends and other money

If a shareholder owes any money to BT relating in any way to BT shares, the Board can deduct any of this money from any:
•	dividend on any shares held by the shareholder; or

•	other money payable by BT in respect of the shares.
Money deducted in this way can be used to pay the amounts owed to BT.

99.	Unclaimed dividends and other money

99.1.	Unclaimed dividends and other money payable in respect of a share can be invested or otherwise used by the Board for the benefit of BT until they are claimed. The Board can decide to pay the unclaimed dividends and other money into a separate account, but BT will not be a trustee of the money. If a dividend or other money has not been claimed for 10 years after it was declared or became due for payment, it will be forfeited and belong to BT again unless the Board decides otherwise.

99.2.	BT can stop paying dividends if cheques or warrants for two dividends in a row are sent back or not cashed or if payment by any other means has not been able to be made twice in a row through no fault of BT. BT must start paying dividends in the same way again if the shareholder or a person automatically entitled to the shares by law:
•	claims those dividends in writing (before they go back to BT under Article 99.1); and

•	does not ask BT to start paying dividends in some other way.
100.	Waiver of dividends

All or any dividends can be waived by a document which is accepted by BT or on which BT acts. The document must be signed or authenticated in accordance with Article 104 by the shareholder (or the person automatically entitled to the shares by law) and delivered to BT.

101.	Record dates

A dividend or distribution on, and an allotment or issue of, any shares can be paid or made to the holders of shares shown on the Register at whatever time on whatever day is stated in the resolution declaring the dividend or providing for the distribution, allotment or issue. If no time is stated in the resolution, the close of business applies. This Article applies whether what is being done is the result of a resolution of the Board or a resolution passed at a General Meeting. The date can be before the relevant resolution was passed. This Article does not affect the rights between past and present shareholders to payments or other benefits.
Scrip Dividends
102.	Shareholders can be offered the right to receive new shares instead of cash dividends

102.1.	The Board can offer Ordinary Shareholders the right to choose to receive new Ordinary Shares, which are credited as fully paid, instead of some or all of their cash dividend. Before they can do this, the shareholders must have passed an ordinary resolution authorising the Board to make this offer.

102.2.	The ordinary resolution can apply to some or all of a particular dividend or dividends. Alternatively, it can apply to some or all of the dividends which are declared or paid in a specified period. The specified period must not end later than the end of the Annual General Meeting which is held in the fifth year after the ordinary resolution is passed.

102.3.	The Board can offer shareholders the right to request new shares instead of cash for:
•	the next dividend; or

•	all future dividends (if a share alternative is made available), until they tell BT that they no longer want to receive new shares.
The Board can also allow shareholders to choose between these alternatives.

102.4.	A shareholder choosing new shares is entitled to Ordinary Shares whose total relevant value is as near as possible to the cash dividend the shareholder would have received (disregarding any tax credit), but not more than it.

The relevant value of a share is:
•	the average value of BT’s Ordinary Shares for the five dealing days starting from, and including, the day when the shares are first quoted ex-dividend (this average value is worked out from the average middle market quotations for BT’s Ordinary Shares on the London Stock Exchange, as published in its Daily Official List); or

•	a value worked out in accordance with the ordinary resolution.
A certificate or report by the Auditor stating the relevant value for a dividend is conclusive evidence of that value.

102.5.	The Board can decide how any costs relating to making new shares available in place of a cash dividend will be met. For example, they can decide that an amount will be deducted from the entitlement of a shareholder under Article 102.4.

102.6.	After the Board have decided to apply this Article to a dividend, they must give eligible shareholders written notice of their right to choose new shares. This notice should also say how, where and when shareholders must notify BT if they want to receive new shares. Where shareholders have already chosen to receive new shares in place of all future dividends, if new shares are available, BT will not need to notify them of a right to choose new shares.

102.7.	No shareholder will receive a fraction of a share. The Board can decide how to deal with any fractions left over. For example, they can decide that the benefit of fractions belongs to BT or that fractions are ignored or deal with fractions in some other way.

102.8.	The Board can exclude or restrict the right of shareholders to choose new shares or make any other arrangements where they decide that:
•	this is necessary or appropriate to deal with legal or practical problems:

•	under the laws of any territory;

•	under the requirements of any recognised regulatory body, or stock exchange, in any territory; or

•	as a result of shares being represented by American Depositary Shares or Global Depositary Shares or other instruments; or

•	it would be impractical or unduly onerous to give the right to any shareholder or that for some other reason the right should not be given.
102.9.	If a shareholder chooses to receive new shares, no dividend on the corresponding elected shares will be declared or payable. Instead, new Ordinary Shares will be allotted on the basis stated earlier in this Article. To do this the Board will change into capital a sum equal to the total face value of the new Ordinary Shares to be allotted. They will use this sum to pay up in full the appropriate number of new Ordinary Shares. These will then be allotted and distributed to the holders of the elected shares as stated above. The sum to be changed into capital can be taken from any amount which is part of BT’s reserves (including premiums received when any shares were issued, capital redemption reserves or other undistributable reserves) or which BT is holding as net profits. Article 122 applies to this process, as far as it is consistent with this Article.

102.10.	The new Ordinary Shares rank equally in all respects with the existing fully paid Ordinary Shares at the time the new Ordinary Shares are allotted. They are not entitled to share in the dividend from which they arose and do not allow the holder to choose new shares instead of that dividend.

102.11.	Unless the Board decide otherwise or the Regulations or the rules of a relevant system require otherwise, any new Ordinary Shares which a shareholder has chosen to receive instead of some or all of their cash dividend will be:
•	uncertificated shares if the corresponding elected shares were uncertificated shares on the record date for that dividend; and

•	certificated shares if the corresponding elected shares were certificated shares on the record date for that dividend.
102.12.	The Board can decide that new shares will not be available in place of any cash dividend. They can decide this at any time before new shares are allotted in place of a dividend, whether this is before or after shareholders have chosen to receive new shares.

102.13.	In this Article, elected shares means the shares in respect of which the shareholder has chosen to receive new shares.
Communications with shareholders
103.	Delivering notices and other documents to shareholders

103.1.	BT can, subject to and in accordance with the Companies Act and these Articles, send or supply all types of notice, document or information to a shareholder:
•	by delivering it by hand to the address recorded for the shareholder on the Register or an address specified for the purpose by the intended recipient;

•	by sending it by post in an envelope (with postage paid) to the address recorded for the shareholder on the Register; or

•	by electronic means (except for share certificates) and/or by making such notices, documents or information (except for share certificates) available on a website.
103.2.	Subject to the provisions of Articles 103 to 111, the Company Communications Provisions govern any provision of the Companies Act or those Articles that authorises or requires notices, documents or information to be sent or supplied by BT to its shareholders or to BT from its shareholders.

104.	Signature or authentication of documents

Where these Articles require a notice, document or information, including a proxy form, to be signed or authenticated by a shareholder or other person then any notice, document or information sent or supplied in electronic form is sufficiently authenticated in any manner authorised by the Company Communications Provisions or in any other manner approved by the Board. The Board can designate mechanisms for validating any notice or document of this kind, and any document not validated by the use of these mechanisms can be treated by the Board as never having been received by BT or its agent.

105.	Joint shareholders

105.1.	Anything which needs to be agreed by joint shareholders will be treated as being agreed by all the joint shareholders where it has been agreed by the joint shareholder who is listed first on the Register.

105.2.	When a notice, document or information is authorised or required to be sent or supplied to joint shareholders it must be sent or supplied to the joint shareholder who is listed first on the Register for the share but, subject to the legislation, ignoring a joint shareholder without an address in the United Kingdom under Article 106. A notice, document or information sent in this way is treated as delivered to all the joint shareholders.

105.3.	The provisions of this Article relating to joint shareholders will have effect in place of the Company Communications Provisions.

106.	Shareholders with foreign addresses or on branch registers

106.1.	Subject to the legislation, BT does not have to send notices, documents or information to a shareholder whose address on the Register is outside the United Kingdom if the shareholder has not given BT an address in the United Kingdom where notices, documents or information can be sent.

106.2.	For a shareholder registered on a branch register, notices, documents or information can be posted or despatched in the United Kingdom or in the country where the branch register is kept.

107.	Notices when shareholders have died or are bankrupt or in liquidation

107.1.	This Article applies where a person is registered as a sole or first-named joint shareholder but another person is automatically entitled to their shares by law. The person who proves that they are automatically entitled to the shares by law to the reasonable satisfaction of the Board can give BT an address where notices, documents and information can be sent or supplied. If this is done, subject to Article 91.2, notices, documents and information must be sent to that address. Otherwise, if a notice, document or information is sent or supplied to the shareholder named on the Register in accordance with the Articles, this will be valid even though another person is automatically entitled to their shares by law. This applies even if BT was aware of this. If notices, documents or information are sent in accordance with this Article, there is no need to send them in any other way to any other people involved.

107.2.	The provisions of this Article relating to the death, bankruptcy or liquidation of a shareholder will have effect in place of the Company Communications Provisions.

108.	When notices are delivered

108.1.	If a notice, document or information is delivered by hand, it is treated as being delivered at the time it is handed to or left for the shareholder.

108.2.	If a notice, document or information is sent or supplied by BT in hard copy form, or in electronic form, but not delivered by electronic means and which is sent by pre-paid post and properly addressed, it is treated as being received by the intended recipient:
•	24 hours after it was posted, if first class post was used; or

•	72 hours after it was posted, if first class post was not used.
It can be proved conclusively that a notice, document or information was received by post by showing that the notice, document or information was properly addressed, prepaid and posted.

108.3.	If a notice, document or information (other than a share certificate) is sent or supplied by BT by electronic means, it is treated as being received by the intended recipient at the time it was sent. It can be proved conclusively that a notice, document or information was received by electronic means, by showing that the notice, document or information was properly addressed.

108.4.	If a notice, document or information is sent or supplied by BT by means of a website it is treated as being received by the intended recipient when the material was first made available on the website or, if later, when the recipient received (or is treated as having received) notice of the fact that the material was available on the website.

108.5.	The provisions of this Article relating to delivery of notices, documents or information will have effect in place of the Company Communications Provisions.

109.	Undelivered notices

This Article applies where, on two consecutive occasions, notices, documents or information sent or supplied by post have been returned undelivered. If the shareholder gives BT a new address where notices, documents or information can be sent or supplied, the shareholder is entitled to have notices, documents or information sent or supplied to them at that address. Otherwise, the shareholder is not entitled to receive any notices, documents or information from BT.

110.	If notices are accidentally not sent

110.1.	If a notice, proxy form, other document or information relating to a meeting or other proceeding is accidentally not sent or is not received, the meeting or other proceeding will not be invalid as a result.

110.2.	A shareholder present in person or by proxy at a shareholders’ meeting is treated as having received proper notice of that meeting and, where necessary, of the purpose of that meeting.

111.	Delivering notices and other documents to BT

111.1.	Shareholders can subject to and in accordance with the Companies Act and these Articles, send or supply a notice, document or information to BT:
•	by delivering it by hand to the Registered Office;

•	by sending it by post in an envelope (with postage paid) to the Registered Office;

•	by electronic means to the address notified by BT in its communications to shareholders for this purpose.
111.2.	If a notice, document or information is delivered by hand, it is treated as being delivered at the time it is left at the Registered Office.

111.3.	If a notice, document or information is sent by post, it is treated as being delivered at the time it is received at the Registered Office.

111.4.	If a notice, document or information is sent by electronic means, it is treated as being delivered at the time it was received.

111.5.	A notice, document or information sent or supplied to BT by electronic means will not be treated as received by BT if it is rejected by computer virus protection arrangements.

111.6.	This Article does not affect any provision of the legislation or the Articles requiring notices or documents to be delivered in a particular way.
Auditor
112.	Attending General Meetings

The Auditor can attend a General Meeting and can speak there on any business which is relevant to them as Auditor.

113.	Validity of the Auditor’s actions

As far as the legislation allows, the actions of a person acting as an Auditor are valid in favour of a person dealing with BT in good faith, even if there was some defect in that person’s appointment or that person was at any time not qualified to act as an auditor.
Secretary
114.	Secretary, and deputy and temporary Secretaries

114.1.	The Secretary is appointed by the Board. The Board decide the terms and period of the appointment. The Board can also remove the Secretary. This does not affect any claim for damages against BT for breach of any contract of employment the Secretary may have. The Board can appoint two or more people to be joint Secretaries.

114.2.	The Board can also appoint one or more people to be deputy Secretaries or one person to be a temporary Secretary. The Board decide their terms and period of employment. The Board can also remove a deputy or temporary Secretary. This does not affect any claim for damages against BT for breach of any contract of employment they may have. Anything which the Articles require or allow to be done by the Secretary can also be done by a deputy or temporary Secretary.

114.3.	Anything which the legislation or the Articles require or allow to be done by or to a director and the Secretary cannot be done by or to one person acting as both a director and the Secretary.
Seals
115.	Seal and Securities Seal

115.1.	The Board are responsible for arranging for the Seal and any Securities Seal to be kept safely. The Seal and any Securities Seal can only be used with the authority of the Board or a committee authorised by the Board. For the purposes of this Article, a committee authorised by the Board can consist solely of people who are not directors.

115.2.	Every document which has the Seal stamped on it must be signed autographically by:
•	one director and the Secretary;

•	two directors;

•	one director in the presence of a witness who confirms the signature of the director, or

•	a person who is authorised to do so by the Board either generally or in relation to specific documents or documents of specific descriptions.
However, the Board can decide that specific documents or documents of specific descriptions can be printed, in any way, with a copy or representation of these signatures. The representation can be made or produced mechanically, electronically or in any other way the Board approve.

115.3.	The Securities Seal can be used only for sealing securities issued by BT and documents creating or evidencing securities issued by BT. Securities and documents which have the Securities Seal stamped on them do not need to be signed.

115.4.	The Board can use all the powers given by the legislation relating to official seals for use abroad.

Documents
116.	Certifying copies of documents

116.1.	A director or the Secretary has power to decide that any of the following are genuine and to certify copies of or extracts from them as true copies or extracts:
•	documents relating to BT’s constitution;

•	resolutions passed by the shareholders or a class of shareholders, or by the Board or a Board committee; and

•	books, documents, records or accounts which relate to BT’s business.
The Board can also give this power to other people.

116.2.	A document which appears to be a copy of a resolution or an extract from the minutes of a meeting and which is certified as a true copy or extract as described in Article 116.1 is conclusive evidence for a person who deals with BT on the strength of the document that the:
•	resolution has been properly passed; or

•	extract is a true and accurate record of the proceedings of a valid meeting.
117.	Destroying documents

117.1.	BT can destroy all:
•	transfer forms for shares, documents sent to support a transfer and any other documents which were the basis for making an entry on the Register, six years after the date of registration;

•	dividend payment instructions and notifications of a change of address or name, two years after the date these were recorded; and

•	cancelled share certificates, one year after the date they were cancelled.
117.2.	A document destroyed by BT in accordance with Article 117.1 is conclusively treated as having been valid and effective in accordance with BT’s records relating to the document. Any action of BT in dealing with the document in accordance with its terms before it was destroyed is conclusively treated as having been properly taken.

117.3.	Articles 117.1 and 117.2 only apply to documents which are destroyed in good faith and if BT has not been informed that keeping the documents is relevant to any claim.

117.4.	If the documents relate to uncertificated shares, BT must also comply with any rules (as defined in the Regulations) which limit its ability to destroy these documents.

117.5.	This Article does not make BT liable if it:
•	destroys a document earlier than the time limit stated in Article 117.1;

•	does not comply with the conditions in Article 117.3; or

•	would not be liable if this Article did not exist.

117.6.	This Article applies whether a document is destroyed or disposed of in some other way.
Indemnity, Insurance and Defence expenditure
118.	Indemnity

118.1.	Subject to, and as far as the legislation and rules made by the UK Listing Authority allow, every director, former director and officer of BT and of each of the Associated Companies of BT will be indemnified by BT out of its own funds against the following:
•	any liability incurred by or attaching to the directors or officers in connection with any negligence, default, breach of duty or breach of trust by the directors or officers in relation to BT or any Associated Company of BT other than:
•	any liability to BT or any Associated Company; and

•	any liability of the kind referred to in section 234(3) of the Companies Act; and

•	any other liability incurred by or attaching to the directors or officers:
•	in actually or seemingly carrying out their duties;

•	in exercising or seemingly exercising their powers; and

•	in any other activity connected to their duties, powers or office.
118.2.	Subject to the Companies Act and rules made by the UK Listing Authority, BT may indemnify a director and former director of BT and any Associated Company of BT if the director is the trustee of an occupational pension scheme (within the meaning of section 235(6) of the Companies Act).

118.3.	Where a director or officer is indemnified against any liability in accordance with this Article 118, the indemnity will cover all costs, charges, losses, expenses and liabilities incurred by the directors or officers.

118.4.	In this Article a company is an Associated Company of BT if:
•	the company is a subsidiary of BT;

•	BT is a subsidiary of the company;

•	both BT and the company are subsidiaries of the same company.
119.	Insurance

119.1.	In this Article each of the following is a Relevant Company:
•	BT;

•	a holding company of BT;

•	a body, whether or not incorporated, in which BT or its holding company, or a predecessor of BT or its holding company, has or had an interest, whether direct or indirect; and

•	a body, whether or not incorporated, which is in any way allied to or associated with BT, or any subsidiary undertaking of BT or such other body.

119.2.	As far as the legislation allows and without limiting Article 118 in any way, the Board can arrange for BT to purchase and maintain insurance against any liability for or for the benefit of:
•	any people who are or were at any time directors or officers of a Relevant Company; or

•	any people who are or were at any time a trustee of any pension fund or employees’ share scheme in which employees of any Relevant Company are interested.
This includes insurance against any liability incurred by or attaching to those people through any act or omission:
•	in actually or seemingly carrying out their duties;

•	in exercising or seemingly exercising their powers; and

•	in any other activity connected to their duties, powers or office;
in relation to:
•	any Relevant Company;

•	any pension fund; or

•	any employees’ share scheme;
and all costs, charges, losses, expenses and liabilities incurred by those people in relation to any act or omission.

120.	Defence expenditure

120.1.	Subject to and as far as the legislation and rules made by the UK Listing Authority allow, BT may:
•	provide a director, former director or officer of BT or any Associated Company of BT with funds to meet expenditure incurred or which a director or officer may incur in defending any criminal or civil proceedings in connection with any negligence, default, breach of duty or breach of trust by the director or officer in relation to BT or an Associated Company of BT or in connection with any application for relief under the provisions mentioned in section 205(5) of the Companies Act; and

•	do anything to enable any of these directors or officers to avoid incurring that expenditure.
120.2.	The terms set out in section 205(2) of the Companies Act will apply to any provision of funds or other things done under Article 120.1.

120.3.	Subject to and as far as the legislation and rules made by the UK Listing Authority allow, BT may:
•	provide a director, former director or officer of BT or any Associated Company of BT with funds to meet expenditure incurred or which a director or officer may incur in defending an investigation by a regulatory authority or against action proposed to be taken by a regulatory authority in connection with any alleged negligence, default, breach of duty or breach of trust by the director or officer in relation to BT or any Associated Company of BT; and

•	do anything to enable any of these directors or officers to avoid incurring that expenditure.

120.4.	In this Article a company is an Associated Company of BT if:
•	the company is a subsidiary of BT;

•	BT is a subsidiary of the company;

•	both BT and the company are subsidiaries of the same company.
Reserves
121.	Setting up reserves

The Board can set aside any profits of BT and hold them in a reserve. The Board can decide to use these sums for any purpose for which the profits of BT can lawfully be used. Pending their use, sums held in a reserve can either be used in the business of BT or invested in any way the Board decide. The Board can divide the reserve into separate funds for special purposes and change the funds into which the reserve is divided. The Board can also carry forward any profits without holding them in a reserve. The Board must comply with the restrictions in the legislation which relate to reserve funds.

122.	Changing reserves into capital

122.1.	If the Board recommend this, shareholders can pass an ordinary resolution to allow the Board to change into capital an amount which:
•	is part of BT’s reserves (including premiums received when any shares were issued, capital redemption reserves or other undistributable reserves); or

•	BT is holding as net profits.
122.2.	The Board will use the sum which is changed into capital by setting it aside for the Ordinary Shareholders on the Register at the stated time on the day the resolution is passed (or whatever day is stated in the resolution or fixed as stated in the resolution). If no time is stated in the resolution, the close of business applies. The sum set aside must be used to pay up in full shares of BT and to allot such shares and distribute them to shareholders as bonus shares in proportion to their holdings of Ordinary Shares at the time. The shares can be Ordinary Shares or, if the rights of other existing shares allow this, shares of some other class.

122.3.	If a difficulty arises in operating this Article, the Board can resolve it in any way which they decide. For example, they can decide that the benefit of fractions of shares belongs to BT or that fractions are ignored or deal with fractions in some other way.

122.4.	The Board can appoint a person to sign a contract with BT on behalf of those who are entitled to shares under the resolution. Such a contract is binding on all concerned.

123.	Assets treated as revenue

If the legislation allows:
•	where an asset, business or property is bought by BT as from a past date, the Board can decide that any of the related profits and losses as from that date can be added to BT’s revenue account and treated for all purposes as profits or losses of BT; and

•	where any securities are bought by BT with any dividend or interest, the Board can decide that the dividend or interest can be treated as revenue rather than capital.
Accounts
124.	Accounting records

The Board must make sure that accounting records which comply with the legislation are kept.

125.	Location and inspection of records

125.1.	The accounting records must be kept at:
•	the Registered Office; or

•	any other place which the legislation allows and the Board decides.
125.2.	BT’s officers always have the right to inspect the accounting records.

125.3.	No other person (including a shareholder) has a right to inspect any accounting records or other books or papers of BT unless the:
•	legislation or a Court order gives that person the right;

•	Board authorise that person to do so; or

•	shareholders pass an ordinary resolution authorising that person to do so.
126.	Sending copies of accounts and other documents

126.1.	This Article applies to BT’s annual accounts and report to be put to the shareholders at a General Meeting and any other documents which the legislation requires to be attached to them.

126.2.	Copies of these documents must be sent to the shareholders and debenture holders and all other people to whom the legislation or the Articles require BT to send them. This must be done at least 21 days before the relevant General Meeting.

126.3.	But BT need not send these documents to:
•	shareholders who are sent summary financial statements in accordance with the legislation;

•	more than one joint shareholder or debenture holder; or

•	a person for whom BT does not have a current address.
Shareholders and debenture holders who are not sent copies can receive a copy free of charge by applying to BT at the Registered Office or an address that the Board has specified for that purpose.

Winding Up
127.	Distribution in kind

127.1.	If BT is wound up (whether the liquidation is voluntary, under supervision of the Court or by the Court) the liquidator can, with the authority of a special resolution passed by the shareholders, divide among the shareholders all or any part of the assets of BT. This applies whether the assets consist of property of one kind or different kinds. For this purpose, the liquidator can place whatever value the liquidator considers fair on any property and decide how the division is carried out between shareholders or different groups of shareholders. The liquidator can also, with the same authority, transfer any assets to trustees upon any trusts for the benefit of shareholders which the liquidator decides. The liquidation of BT can then be finalised and BT dissolved. No past or present shareholder can be compelled to accept any shares or other property under this Article which could give them a liability.
Interpretation
128.	Meaning of certain words and phrases used in the Articles

128.1.	The following table gives the meaning of certain words and phrases as they are used in the Articles. However, the meaning given in the table does not apply if that is inconsistent with the context in which a word or phrase appears.

Words	Meanings

Articles	BT’s articles of association, including any changes made to them

Auditor	The auditor of BT and, where two or more people are appointed to act jointly, any one of them

Board	All or any of the directors of BT acting as a board

BT	BT Group plc

business day	A day (excluding Saturdays, Sundays and public holidays) on which banks are open for business in the City of London

Companies Act	The Companies Act 2006

company	A corporate body

Company	The meaning of this term is given in the Companies Act.
Communications Provisions	These provisions have effect for the purposes of anything in the Companies Act or these Articles that authorises or requires notices, documents or information to be sent or supplied by or to BT

electronic form	This is a term used in the Companies Act. It covers a document or information sent or supplied by electronic means or by any other means while in an electronic form (such as by email, text message, fax or sending a disk by post)

existing shares	Shares which are in issue at the relevant time

face value (of a share)	The nominal value of the share

General Meeting	A meeting of shareholders held in accordance with the Articles. This includes any General Meeting which is held as BT’s Annual General Meeting

hard copy form	This is a term used in the Companies Act. It covers documents or information sent or supplied in paper copy or a similar form which can be read

Interested Directors	Directors who have or could have a direct or indirect interest in a matter which conflicts, or could conflict, with the interests of BT

legislation	The Companies Act, the Regulations and all other laws and regulations applying to BT

London Stock Exchange	London Stock Exchange plc or the principal stock exchange in the United Kingdom

month	Calendar month

officer	Includes a director, manager and company secretary but does not include an Auditor

ordinary business	All the following business (if it takes place at an Annual General Meeting):

• declaring and approving dividends;
• considering the accounts, reports of the Board and Auditor and any other documents which the legislation requires to be attached to them;
• electing directors in place of those retiring for any reason (whether by rotation or not); and
• appointing the Auditor (when special notice of the resolution for the appointment is not required by the legislation) and deciding either the remuneration that the Auditor will be paid or the way in which this remuneration will be decided

Ordinary Shareholders	Holders of Ordinary Shares

Ordinary Shares	BT’s ordinary shares of 5p each

paid-up (share or other security)	Includes a share or other security which is treated (credited) as paid-up

pay	Includes any kind of reward or payment for services

person or people	Includes companies and unincorporated associations

proxy form	Includes any document (including in an electronic form) which appoints a proxy

recognised clearing house	A clearing house recognised under the Financial Services and Markets Act 2000

recognised investment exchange	An investment exchange recognised under the Financial Services and Markets Act 2000

Register	BT’s register of shareholders

Registered Office	BT’s registered office

Regulations	The Uncertificated Securities Regulations 2001

rights (of a share)	The rights attached to the share when it is issued, or afterwards

Seal	BT’s common seal or Securities Seal

Secretary	A person appointed by the Board to do work as the company secretary, including an assistant (who does not need to be appointed by the Board under Article 114), deputy or temporary company secretary. Where two or more people are appointed to act jointly, it includes any one of them

Securities Seal	An official seal kept by BT under section 50 of the Companies Act

shareholders	Holders of BT’s shares

shareholders’ meeting	A General Meeting of BT or a meeting of a class of holders of BT’s shares

special business	All business at General Meetings except for ordinary business

UK Listing Authority	The Financial Services Authority acting in its capacity as the competent authority for the purposes of the Financial Services and Markets Act 2000

United Kingdom	Great Britain and Northern Ireland

written or in writing	In writing or any way of representing or copying words legibly so that they are permanent (including anything in electronic form) or partly one form and partly another

year	Calendar year
128.2.	The singular includes the plural, and the other way around.

128.3.	When an Act is referred to, this includes an amendment to the Act (before or after the adoption of these Articles) as well as its inclusion in a later Act. This principle of interpretation also applies to other kinds of legislation, and to any section, paragraph or similar in any legislation.

128.4.	A word which is defined in the legislation means the same in the Articles, unless the Articles define it differently, or the way in which the word is used is inconsistent with the definition in the legislation.

128.5.	Where the legislation or the Articles say that something can be done by passing an ordinary resolution, this can also be done by passing a special resolution.

128.6.	A person who is automatically entitled to a share by law includes a person who is entitled to the share as a result of the death or bankruptcy of a shareholder.

128.7.	Where the Articles refer to certificated shares, this means that ownership of the shares can be transferred using a written transfer document (rather than in accordance with the Regulations) and that a share certificate is usually issued to the owner.

128.8.	Where the Articles refer to clear days the number of days does not include the two days between which the interval is measured. For example, if notice is required to be given a number of clear days before a meeting, neither the date notice is delivered, or treated as being delivered, nor the date of the meeting is taken into account.

128.9.	A debenture includes debenture stock and a debenture holder includes a debenture stockholder.

128.10.	Where the Articles refer to a document being made effective this means being signed, sealed or executed in some other legally valid way.

128.11.	Where the Articles refer to a show of hands, a shareholder may vote in person at a meeting (including by electronic means or any other method which the Board approves).

128.12.	Where the Articles refer to uncertificated shares, this means that ownership of the shares can be transferred in accordance with the Regulations without using a written transfer document and that no share certificate is issued to the owner.

Explanation of Terms

The aim of this explanation of terms is to help readers understand BT’s Articles. It explains words used in the Articles — the words might mean different things in other documents. This explanation of terms is not legally part of the Articles and it does not affect their meaning. The explanations are intended to be a general guide — they are not precise. Words which are printed in italics have their own heading in the explanation. The Secretary welcomes any suggestions for extra words to include, or improvements. Shareholders can write to the Secretary at BT Centre, 81 Newgate Street, London EC1A 7AJ.
accounting reference date
This is the date on which BT’s financial year ends, which is 31 March.
Act
An Act of Parliament, including the Companies Act, any statute, statutory instrument, order, rule, regulation or directive.
address
This includes any number or address (including in the case of a proxy appointment, an identification number of a participant in the relevant system) used for the purposes of sending or receiving notices, documents or information by electronic means and/or by means of a website.
adjourn
Where a meeting has a break, to be continued at a later time or day, at the same or a different place.
allot
When new shares are set aside for the person they are intended for, they are allotted. This will normally be after the person has agreed to pay for new shares, or has become entitled to new shares for any other reason. As soon as a share is allotted, that person gets the right to have their name put on the register of shareholders. When the person has been registered, the share has also been issued.
asset
Anything which is of any value to its owner.
attorney
An attorney is a person who has been appointed to act for another person. The attorney is appointed by a formal document, called a power of attorney.
automatically entitled to a share by law
In some situations, a person will be entitled to have shares which are registered in somebody else’s name registered in their own name. Or the person can require the shares to be transferred to another person. When a shareholder dies, or the sole survivor of joint shareholders dies, their personal representatives have this right. If a shareholder is made bankrupt, their trustee in bankruptcy has the right.

beneficial interest or beneficial ownership
The person to whom something really belongs has the beneficial interest in it. This person may not be the registered (or legal) owner of the thing. For example, if a parent holds shares for their child, the child is the beneficial owner, and the parent is the legal owner. See also trustees.
bond
A promise to pay issued by a borrower to a lender.
brokerage
Commission which is paid to a broker by a company issuing shares, where the broker’s clients have applied for shares.
capitalise
To convert some or all of the reserves of a company into capital (such as shares).
capital redemption reserve
A reserve of funds which a company may have to set up to maintain its capital base when shares are redeemed or bought back.
company representative
If a company owns shares, it can appoint a company representative to attend a shareholders’ meeting to act as its representative. BT’s Articles permit a company to appoint several people as its representatives.
consolidate
When shares are consolidated, they are combined with other shares. For example, every three £1 shares might be consolidated into one new £3 share.
debenture
A typical debenture is a type of long-term borrowing by a company. The loan usually has to be repaid at a fixed date in the future, and carries a fixed rate of interest.
declare
Generally, when a dividend is declared, it becomes due to be paid.
divide
When shares are divided they are split into shares which have a smaller face value. For example, a £1 share might be divided into two 50p shares.
electronic means
Any notice, document or information sent or supplied by means of a system where it is in electronic form (such as by email, text message, telephone recording or fax). This is defined in more detail in the Companies Act.
equity securities
In section 560 of the Companies Act, this means:
•	ordinary shares of a company except shares which only have a limited right to share in the company’s income or assets, for example, preference shares; or

•	securities which can be converted into ordinary shares, or which allow their holder to subscribe for ordinary shares.

ex-dividend
Once a share has gone ex-dividend, a person who buys the share in the market will not be entitled to the dividend which has been declared shortly before it was bought. The seller remains entitled to this dividend, even though it will be paid after they have sold their share.
executed
A document is executed when it is signed, or sealed or made valid in some other way.
exercise
When a power is exercised, it is put to use.
face value
The face value of one Ordinary Share is 5p. This value is shown on the share certificate for a share, if there is one. When BT issues new shares this can be for a price which is at a premium to the face value. When shares are bought and sold on the stock market this can be different from the face value. The face value is sometimes also called the nominal value or par value.
holding company
A company which controls another company (for example, by owning a majority of its shares) is called the holding company of that other company. The other company is the subsidiary of the holding company.
indemnity
If a person gives another person an indemnity, they promise to make good any losses or damage which the other might suffer in particular circumstances. The person who gives the indemnity is said to indemnify the other person.
in issue
See issue.
instrument
A formal legal document.
issue
When a share has been issued, everything has been done to make the shareholder the owner of the share. In particular, the shareholder’s name has been put on the register of shareholders. Existing shares which have been issued are in issue.
liability
A debt or other financial obligation.
negotiable instrument
A document such as a cheque, which can be freely transferred from one person to another.
nominal value or par value
See face value.

operator
CRESTCo Limited or any other operator of a relevant system under the Regulations.
ordinary resolution
A decision reached by a simple majority of votes — that is by more than 50 per cent of the votes cast.
personal representative
A person who is entitled to deal with the property (the estate) of a person who has died. If the person who has died left a valid will, the will appoints executors who are person representatives. If the person died without a will, the courts will appoint one or more administrators to be the personal representatives.
poll
A poll vote is usually a card vote but could be an electronic vote, for example, where people present at a meeting press a keypad. On a poll vote, the number of votes which a shareholder has will depend on the number of shares they own. An Ordinary Shareholder has one vote for each share they own. A poll vote is different to a show of hands vote, where each shareholder, proxy or company representative who is entitled to vote has just one vote, however many shares they own or represent.
power of attorney
A formal document which legally appoints one or more people to act on behalf of another person.
premium
If BT issues a new share for more than its face value (for example, because the market value is more than the face value), the amount above the face value is the premium.
proxy
A proxy is a person who is appointed by a shareholder to attend a meeting and vote for that shareholder. A proxy is appointed by using a proxy form or in any other way the Board decide. A proxy does not have to be a shareholder. A proxy can vote on a poll and on a show of hands under BT’s Articles. A proxy can speak at a General Meeting.
proxy form
A form which a shareholder uses to appoint a proxy to attend a meeting and vote for them. BT’s Articles permit this form to be sent by electronic means or a shareholder to appoint a proxy by telephone. The proxy form or appointment must be received by BT at least 48 hours before the meeting to which it relates.
quorum
The minimum number of shareholders or directors who must be present before a meeting can begin. When this number is reached, the meeting is said to be quorate.

rank or ranking
When either capital or income is distributed to shareholders, it is paid out according to the rank (or ranking) of the shares. For example, a share which ranks before another share in sharing in BT’s income is entitled to have its dividends paid first, before any dividends are paid on shares which rank after it. If there is not enough income to pay dividends on all shares, the available income must be used first to pay dividends on shares which rank first, then on shares which rank next. The same applies for repayments of capital. Capital must be paid first on shares which rank first in sharing in BT’s capital, then on shares which rank next.
recognised clearing house
A clearing house which has been authorised to carry on business by the UK authorities. A clearing house is a central computer system for settling transactions between members of the clearing house.
recognised investment exchange
An investment exchange which has been officially recognised by the UK authorities. An investment exchange is a place where investments, such as shares, are traded. The London Stock Exchange is a recognised investment exchange.
redeem and redemption
When a share is redeemed, it goes back to BT in return for a sum of money (the redemption price) which was fixed before the share was issued. This process is called redemption. A share which can be redeemed is called a redeemable share.
relevant system
This is a term used in the legislation for a computer-based system which allows shares without share certificates to be transferred without using transfer forms. The CREST system for paperless share dealing is a relevant system.
renunciation
Where a share has been allotted, but nobody has been entered on the share register for the share, it can be renounced in favour of another person. This transfers the right to have the share registered to another person. This process is called renunciation.
remainder
The interest in property that is left after another interest in the property ends, such as full title after a life estate (the right to use the property until death). A remainder is different from a reversion which gives title back to the grantor of the property or to the grantor’s descendants.
reserve fund or reserve
A fund which has been set aside in a company’s accounts — profits which are not paid out to shareholders as dividends, or used up in some other way, are held in a reserve fund by the company.
retire by rotation
Each member of the board retires every three years. This gives the shareholders the chance to confirm their appointments by voting on whether to re-elect them.
reversion
The return to the grantor or their heirs of property after all interests in the property given to others have terminated.

rights issue
A way in which companies raise extra share capital. Usually the existing shareholders will be offered the chance to buy a certain number of new shares, depending on how many they already have. For example, shareholders can be offered the chance to buy one new share from the company for every four they already have.
securities
Financial instruments such as shares, bonds, and debentures.
share premium account
If a new share is issued by BT for more than its face value (because the market value is more than the face value) then the amount above the face value is the premium, and the total of these premiums is held in a reserve fund (which cannot be used to pay dividends) called the share premium account.
show of hands
A shareholder, proxy or company representative raises their hand to vote at a meeting. Each shareholder, proxy or company representative who is entitled to vote has just one vote, no matter how many shares they hold or represent.
special notice
If special notice of a resolution is required by the legislation, the resolution is not valid unless BT has been told about the intention to propose it at least 28 days before the meeting at which it is proposed.
special resolution
A decision reached by a majority of at least 75 per cent of votes cast. Shareholders must be given at least 14 days’ notice of a proposal to consider a special resolution.
special rights
These are the rights of a particular class of shares, as distinct from rights which apply to all shares generally. Examples of special rights are rights to income or assets and voting rights.
subject to
Means that something else has priority, or prevails, or must be taken into account. When a statement is subject to another statement, this means that the first statement must be read with the other statement, which will prevail if there is a conflict.
subscription or subscribe for shares
To agree to take new shares in a company (usually for a cash payment).
subsidiary
A company which is controlled by another company (for example, because the other company owns a majority of its shares) is called a subsidiary of that company. This is defined in more detail in the Companies Act.

subsidiary undertaking
This is also a term used in the Companies Act. It has a wider definition than subsidiary. Generally speaking it is a company which is controlled by another company because the other company:
•	has a majority of the votes in the company, either alone or acting with others;

•	is a shareholder who can appoint or remove a majority of the directors; or

•	can exercise dominant influence over the company because of anything in the company’s articles or because of a certain kind of contract.
takeover offer
An offer to acquire all the shares, or all the shares of any class, in a company (except shares already held by the person making the offer). The terms of the offer must be the same for all the shares to which the offer relates. This is defined in more detail in the Companies Act.
tenant in common
Where two or more people hold title to property in which each has an ‘undivided interest’ and an equal right to use the property, even if the percentages of interests are not equal. If one of the tenants in common dies, the remaining tenant(s) do not automatically become entitled to the property. Each interest can be separately sold, mortgaged or willed to another.
treasury shares
Shares which are held by a company as treasury shares in accordance with sections 724 to 726 of the Companies Act.
trustee
A person who holds property of any kind for the benefit of one or more other people under a kind of arrangement which the law treats as a trust. The people whose property is held by the trustee are called the beneficial owners.
uncertificated proxy instruction
A properly authenticated instruction sent by means of a relevant system, in line with the rules of the relevant system, to a person acting on BT’s behalf, on terms decided by the Board.
underwrite or underwriter
A person who agrees to buy new shares if they are not bought by other people underwrites the share offer.
unincorporated associations
Associations, partnerships, societies and other bodies which the law does not treat as legal persons separate from their members.
warrant or dividend warrant
Similar to a cheque for a dividend.
wind up
The formal process to put an end to a company. When a company is wound up its assets are distributed. The assets go first to creditors who have supplied property and services and then to shareholders. Shares which rank first in sharing in BT’s assets will receive any funds which are left over before any shares which rank after them.

Index

Subject	Article	Page
Accounts	124-126	59

Appointment and Removal of Directors	30-34	20
Directors can act if there are vacancies	34	21
Electing two or more directors	33	21
Filling vacancies and appointing or electing directors	31	20
People who can be directors	30	20
Removing and electing directors by ordinary resolution	32	20

Auditor	112-113	53
Attending General Meetings	112	53
Validity of the Auditor’s actions	113	53

Board Committees	52-53	26

Board Meetings	43-51	24
Chairman of	45	24
Minutes of meetings	49	25
Notice of	44	24
Quorum	46	25
Validity of Board’s actions	50	25
Video conference and telephone meetings	48	25
Voting at	47	25
Written Resolutions	51	26

Borrowing Powers (of Directors)	68-69	34

Changing Share Capital	76-79	38
Buying back shares	79	39
Fractions of shares	78	39
Power to change capital	77	38
Power to reduce capital	76	38

Communications with shareholders	103-111	50

Company Representatives	27	19

Directors	28-69	19
Appointment and Removal	30-34	20
Borrowing powers and restrictions	68-69	34
Disqualification	38	22
Expenses	40	23
Interests	54-58	27
Management powers	59-67	31
Number of directors	28	19
Pensions	42	23
Remuneration	39-42	22
Rotation	35-37	21
as Shareholders (directors need not be)	29	19

Dividends	93-102	45
Deducting amounts owing from dividends and	98	47
other money
Distributions in kind	95	46
Final dividends	93	45
Fixed and interim dividends	94	45
No dividends are payable except out of profits	96	46
Payments to shareholders	97	46
Record dates	101	47
Scrip Dividends	102	48
Unclaimed dividends and other money	99	47
Waiver of dividends	100	47

Documents	116-117	55

General Meetings	2-16	9
Adjourning meetings	10	13
Amending resolutions	11	13
Annual	2	9
Chairman of meetings	6	11
General Meetings	3	9
Meeting in different places	8	11
Notice of	4-5	9
Proceedings at	6-11	11
Polls	13-15	14
Quorum	9	12
Security and other arrangements	7	11
Voting at	12-16	14

Indemnity, Insurance and Defence expenditure	118-120	56

Interpretation	128	60

Liability	70	36

Management powers (of directors)	59-67	31
Appointing directors to executive positions	60	32
Delegation of powers	61	32
Management powers	59	31
Overseas branch registers	65	33
Positions with titles including the word “director”	64	33
Power to appoint agents	63	33
Power to establish local boards and agencies	62	32
Power to provide for the benefit of employees and former employees	67	34
Signatures on cheques etc.	66	34

Meetings (see General Meetings)

Notice
of General Meetings	4	9
Moving or postponing at short notice	5	10

People Automatically Entitled to Shares by Law	87-91	43

Proceedings at General Meetings	6-11	11

Proxies	22-26	17

Quorum:
for General Meetings	9	12
for Board Meetings	46	25

Record dates	101	47

Removal of Directors	32	20

Reserves	121-123	58
Assets treated as revenue	123	59
Changing reserves into capital	122	58
Setting up reserves	121	58

Remuneration of Directors	39-42	22
Directors’ expenses	40	23
Directors’ fees	39	22
Extra fees	41	23
Pensions and other benefits	42	23

Representatives (see Company Representatives)

Rotation of Directors	35-37	21
When a director retires	37	22

Seals	115	54

Secretary	114	53

Scrip Dividends	102	48

Shares	71-75	36
Board’s authority to allot shares and	71	36
“equity securities” and to sell treasury shares
Buying back shares	79	39
Changing share capital	76-79	38
No trusts or similar interests recognised	75	38
Power to pay commission and brokerage	74	38
Renunciations of allotted but unissued shares	73	38
Uncertificated shares	72	37

Share Certificates	83-84	41

Share Rights	80-82	39

Shareholders’ Voting Rights	17-21	15

Shareholders who Cannot be Traced	92	44

Signature or authentication of documents	104	50

Transferring Shares	85-86	42

Voting at General Meetings	12-16	14
Effect of declaration by Chairman	16	15
How votes are taken	12	14
Polls	13-15	14

Winding up	127	60

Public Company Limited by Shares
The Companies Act 1985
as amended
BT GROUP plc
Ordinary Resolution
Company No. 4190816
At the Annual General Meeting of BT GROUP plc duly convened and held on Wednesday 15 July 2009 the following resolution was duly passed as an Ordinary Resolution:-
That the directors are authorised generally and without conditions under Section 80 of the Companies Act 1985 (‘1985 Act’) to allot relevant securities:
(a)	up to an amount of £127 million;

(b)	comprising equity securities up to a further amount of £127 million in connection with a rights issue.
These authorities supersede any previous ones under Section 80 of the 1985 Act and expire at the end of the next AGM. The Board can make offers, or enter into agreements which would, or might, need relevant securities to be allotted after that expiry. In this Resolution ‘relevant securities’ and ‘equity securities’ are as defined in the 1985 Act; ‘amounts’ refer to the face value (which is the nominal value) of the relevant securities; and ‘rights issue’ is as defined in Article 74 of the Company’s articles of association.
ANDREW PARKER
Secretary

Public Company Limited by Shares
The Companies Act 1985
as amended
BT GROUP plc
Special Resolution
Company No. 4190816
At the Annual General Meeting of BT GROUP plc duly convened and held on Wednesday 15 July 2009 the following resolution was duly passed as a Special Resolution:-
THAT the directors have power to allot equity securities (within the meaning of Section 94 of the 1985 Act) entirely paid for in cash:
(a)	under the authority given by paragraph (a) of Resolution 9:
•	in connection with a pre-emptive offer;

•	except in connection with a pre-emptive offer, up to an aggregate nominal amount of £20 million; and
(b)	under the authority given by paragraph (b) of Resolution 9 in connection with a rights issue as if Section 89(1) of the 1985 Act did not apply to any such allotment. This power expires at the end of the next AGM but the Board can make offers, or enter into agreements which would, or might, need equity securities to be allotted after that expiry. In this Resolution all the words defined in Resolution 9 have the same meaning and:
•	‘pre-emptive offer’ means an offer of equity securities open for a period fixed by the Board to holders (other than the Company) of ordinary shares in proportion to their holdings, subject to the limits or restrictions which the directors think are necessary;

•	references to an allotment of equity securities include a sale of treasury shares; and

•	in working out any maximum amounts of securities, the face value of rights to subscribe for shares, or to convert any securities into shares, will be taken as the face value of the shares which would be allotted if the subscription or conversion takes place.
ANDREW PARKER
Secretary

Public Company Limited by Shares
The Companies Act 1985
as amended
BT GROUP plc
Special Resolution
Company No. 4190816
At the Annual General Meeting of BT GROUP plc duly convened and held on Wednesday 15 July 2009 the following resolution was duly passed as a Special Resolution:-
THAT the Company has general and unconditional authority to make market purchases as defined in section 163 of the Companies Act 1985 of shares of 5p each in the Company, subject to the following conditions:
(a)	the maximum number of shares which may be purchased is 774 million shares;

(b)	the minimum price (excluding expenses) which may be paid for each share is 5p;

(c)	the maximum price (excluding expenses) which the Company may pay for each share cannot be more than the higher of:
(i) 105% of the average market value of a share in the Company for the five business days prior to the day the purchase is made; and
(ii) the value of a share in the Company calculated on the basis of the higher of the price quoted for: (a) the last independent trade of; or (b) the highest current independent bid for, any number of shares in the Company on the trading venues where the purchase is carried out; and

(d)	this authority will expire at the end of the next AGM of the Company held in 2010, or if earlier, 14 October 2010, except in relation to the purchase of shares, the contract for which was concluded before the expiry of this authority and which might be executed wholly or partly after that expiry.
ANDREW PARKER
Secretary

Public Company Limited by Shares
The Companies Act 1985
as amended
BT GROUP plc
Special Resolution
Company No. 4190816
At the Annual General Meeting of BT GROUP public limited company duly convened and held on Wednesday 15 July 2009 the following resolution was duly passed as an Special Resolution:-
THAT with effect from 1 October 2009 the Company:
(a)	amends its articles of association (‘Current Articles’) by deleting the provisions of the Company’s memorandum of association (‘Memorandum’) which, due to section 28 Companies Act 2006 (‘2006 Act’), would be treated as provisions of the Current Articles; and

(b)	adopts new articles of association (‘New Articles’).
ANDREW PARKER
Secretary

Public Company Limited by Shares
The Companies Act 1985
as amended
BT GROUP plc
Special Resolution
Company No. 4190816
At the Annual General Meeting of BT GROUP plc duly convened and held on Wednesday 15 July 2009 the following resolution was duly passed as a Special Resolution:-
THAT the Company may call a general meeting (but not an AGM) on at least 14 clear days’ notice.
ANDREW PARKER
Secretary

BT Group plc
Registered office: 81 Newgate Street, London EC1A 7AJ
Registered in England No: 4190816